UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to ss.240.14a-12

FUELCELL ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3 Great Pasture Road

Danbury, CT 06813

203-825-6000

Notice of Annual Meeting of Shareholders of FuelCell Energy, Inc.

Thursday, April 5, 2012

10:15 a.m. Eastern Standard Time

NASDAQ Market Site, 4 Times Square, New York, NY 10036

Matters to be voted on:

1.

To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.

To ratify the selection of the independent registered public accounting firm for fiscal 2012;

3.

To amend the FuelCell Energy, Inc. 2010 Equity Incentive Plan;

4.

To amend the FuelCell Energy, Inc. Articles of Incorporation increasing its authorized common stock from 225,000,000 to 275,000,000 shares; and

5.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 13, 2012 are entitled to vote at the meeting.

INFORMATION REGARDING ADMISSION TO THE 2012 ANNUAL MEETING.

All persons attending the 2012 Annual Meeting should follow the advance registration instructions on the back cover of this proxy statement to obtain admission to the meeting.

Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please vote your shares according to the instructions on your Notice of Internet Availability of Proxy Materials (NOIA) or proxy card. Any proxy may be revoked by delivery of a proxy dated subsequent to the previous submission. Shareholders of record who attend the annual meeting may vote in person even if they have previously delivered a signed proxy.

February 6, 2012

By Order of the Board of Directors,

Michael S. Bishop
Corporate Secretary

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Dear Shareholder:

We are pleased to invite you to attend the Annual Meeting of Shareholders of FuelCell Energy, Inc. (“FuelCell”), which will be held on Thursday, April 5, 2012 at 10:15 a.m. Eastern Standard Time, at the NASDAQ Market Site, 4 Times Square, New York, NY. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of FuelCell Energy and its shareholders. We urge you to read the Proxy Statement and give these proposals your careful attention.

Shareholders can help avoid the necessity and expense of further solicitation to ensure that a quorum is present at the Annual Meeting by promptly voting their shares.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:

1.

vote by Internet: Go to www.proxyvote.com. Have your 12-Digit Control Number from your proxy card or notice when you access the web site and follow the simple instructions;

2.

vote by Telephone: Call toll-free 1-800-690-6903. Have your 12-Digit Control Number from your proxy card or notice when you call and follow the simple instructions;

3.

vote by Mail: If you received a proxy card, please vote, sign, date and mail it without delay to ensure timely receipt.

Please follow the advance registration instructions on the back of this proxy statement if you plan on attending the meeting.

On behalf of the Company’s Board of Directors and management, I would like to thank you for your interest and commitment to FuelCell Energy.

February 6, 2012

Sincerely yours,

John A. Rolls
Chairman

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Table of contents

PROXY STATEMENT	7
PROPOSAL 1	Election of Directors	7
CORPORATE GOVERNANCE	9
The Role of the Board and Board Leadership	9
Continuing Education and Self-Evaluation	9
Code of Ethics	10
Whistleblower Policy	10
Risk Oversight	10
Communicating with Directors	10
Board of Directors and Committees	11
Biographies of Executive Officers Who Are Not Directors	14
EXECUTIVE COMPENSATION	15
Compensation Committee Report	15
Compensation Discussion and Analysis	15
Summary Compensation Table	22
Grants of Plan-based Awards Table in Fiscal 2011	23
Fiscal 2011 Outstanding Equity Awards at Fiscal Year-End Table	24
Fiscal 2011 Option Exercises and Stock Vested Table	25
DIRECTOR COMPENSATION	28
Annual Director Compensation	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
EQUITY COMPENSATION PLAN INFORMATION	33
AUDIT AND FINANCE COMMITTEE REPORT	34
Independent Registered Public Accounting Firm Fees	34
PROPOSAL 2	Ratification of Selection of Independent Registered Public Accounting Firm	35
PROPOSAL 3	Amendment of the Fuelcell Energy, Inc. 2010 Equity Incentive Plan	35
PROPOSAL 4	Amendment of the Fuelcell Energy, Inc. Amended & Restated Articles of Incorporation Increasing Its Authorized Common Stock From 225,000,000 Shares to 275,000,000 Shares	37
ADDITIONAL INFORMATION AND OTHER MATTERS	39
Annex A - General Description of the Amended and Restated FuelCell Energy, Inc. 2010 Equity Incentive Plan	41
Annex B - FuelCell Energy, Inc. Amended & Restated 2010 Equity Incentive Plan	44

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Eligibility to Vote (page 7)

You can vote if you are a shareholder of record at the close of business on February 13, 2012.

How to Cast Your Vote

You can vote by any of the following methods until 11:59 p.m. (Eastern Standard Time) on April 4, 2012:

•

Internet (www.proxyvote.com);

•

Telephone at 1-800-690-6903; or

•

Vote by Mail: If you received a proxy card, please vote, sign, date and mail it without delay to ensure timely receipt;

•

Meeting attendance requires advance registration. Please contact the office of the corporate secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the meeting.

Company Profile

FuelCell Energy, Inc. is an integrated fuel cell company that designs, manufactures, sells and services stationary fuel cell power plants.  Customers are located around the world, including electric utilities, universities, industrial operations, food processors, municipal water treatment facilities, government installations and others. FuelCell Energy offers a complete portfolio of services including installation, maintenance and operation of the power plants with a service center staffed by trained technicians around-the-clock, 365 days per year that remotely monitor and operate the power plants globally.

With 182 megawatts (MW) of plants installed or in backlog and more than one billion kilowatt hours of ultra-clean power generated since 2003, FuelCell Energy is a global leader in stationary fuel cell power plants. For more information please visit our website at www.fuelcellenergy.com.

Corporate Governance (page 9)

•

The Role of the Board and Board Leadership

•

Board Leadership Structure

•

Continuing Education and Self-Evaluation

•

Code of Ethics

•

Risk Oversight

Board Nominees & Committees of the Board (pages 7 - 10)

•

Number of Directors

•

Director Qualifications and Biographies

•

Criteria for Board Membership

•

Director Independence

•

Committees and Meeting Attendance

Current Named Executive Officers (“NEOs”) (page 14)

Name	Age	Occupation	Since	Previous Position at FCE
Arthur A. Bottone	51	President and Chief Executive Officer	2011	Senior Vice President and Chief Commercial Officer
Michael S. Bishop	44	Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer	2011	Vice President, Corporate Controller
Anthony F. Rauseo	51	Chief Operating Officer	2010	Vice President of Engineering and Chief Engineer

2011 Executive Compensation (page 15)

Forms of compensation for Executives:

•

Cash & equity; represented by: base salary, annual incentive awards, and long-term incentive compensation.

FUELCELL ENERGY, INC. – Notice of Annual Meeting of Shareholders – 4

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2011 Executive Total Compensation Mix for Current NEOs (page 15)

2011 Executive Compensation Summary for Current NEOs (page 22)

Name and PrincipalPosition	Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Arthur A. Bottone	2011	315,766	360,000	161,500	-	837,266
Michael S. Bishop	2011	186,897	164,350	59,850	-	411,097
Anthony F. Rauseo	2011	247,887	208,999	74,100	1,200	532,186

2011 Director Compensation (page 28)

Auditors (page 35)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012.

Voting Matters (page 1)

1.

To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.

To ratify the selection of the independent registered public accounting firm for fiscal 2012;

3.

To amend the FuelCell Energy, Inc. 2010 Equity Incentive Plan; and

4.

To amend the FuelCell Energy, Inc. Articles of Incorporation increasing its authorized common stock from 225,000,000 to 275,000,000 shares.

	Board Vote Recommendation	Page Reference (for more detail)
1. Election of Directors	FOR each Director Nominee	7
2. Ratification of Auditors	FOR	35
3. Amendment of FuelCell Energy, Inc. 2010 Equity Incentive Plan	FOR	35
4. Amendment of the FuelCell Energy Inc. Amended & Restated Articles of Incorporation	FOR	37

FUELCELL ENERGY, INC. – Notice of Annual Meeting of Shareholders – 5

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FUELCELL ENERGY, INC. – Notice of Annual Meeting of Shareholders – 6

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PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the NASDAQ Market Site, 4 Times Square, New York, NY on Thursday, April 5, 2012 at 10:15 a.m. Eastern Standard Time. The Company is a Delaware corporation. The Board of Directors has set the close of business on February 13, 2012 as the record date for the determination of stockholders of the Company's common stock, par value $0.0001 per share, who are entitled to notice of and to vote at the Annual Meeting. As of February 13, 2012 there were [X] shares of common stock outstanding and entitled to vote on all matters at the Annual Meeting. Holders of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held by them on the record date.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 24, 2012.

Proposal 1  Election of Directors

Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, for the election of the seven nominees named below as directors. All of the nominees are present directors of the Company. Mr. Petty has determined not to stand for re-election as Director at the 2012 Annual Meeting of Shareholders. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

Director Qualifications and Biographies

In nominating individuals to become members of the Company's Board of Directors, the Nominating and Corporate Governance Committee strives to achieve Board participation that represents a diverse mix of skills, qualifications, experience, perspectives, talents, backgrounds and education that will assist the Board of Directors in fulfilling its responsibilities, oversee management's execution of strategic objectives, and represent the interests of all of the Company's shareholders.

No less than two-thirds of the Company's Board of Directors are considered Independent Directors as such term is defined in Nasdaq Rule 4200(a)(15).

Further information about the Company's corporate governance practices, the responsibilities and functioning of the Board and its committees, director compensation and related party transactions is found throughout this proxy statement.

The Board of Directors recommends that Shareholders vote “for” the proposal to elect each of the seven nominees listed below as directors of the company.

FUELCELL ENERGY, INC. – Notice of Annual Meeting of Shareholders – 7

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Following are the names and ages of each nominee for election as a director, the principal occupation of each, the year in which first elected as a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

Arthur A. Bottone

Principal Occupation: President and Chief Executive Officer

Director since 2011

Age 51

Mr. Bottone joined FuelCell Energy in February 2010 as Senior Vice President and Chief Commercial Officer and was promoted to President and CEO in February 2011. Prior to joining FuelCell Energy, Mr. Bottone was President of the Energy Systems business at Ingersoll Rand Company. Mr. Bottone's focus is to accelerate revenue growth and profitability by capitalizing on heightened demand by the world's industrialized and emerging nations for clean and renewable energy. He is responsible for developing and implementing strategies to further expand the Company's market opportunities and growth potential. Mr. Bottone's qualifications include 25 years of experience at Ingersoll Rand Company, a diversified global industrial concern. Mr. Bottone received an undergraduate degree in Mechanical Engineering from Georgia Institute of Technology in 1983, and received a Certificate of Professional Development from The Wharton School, University of Pennsylvania in 2004. Mr. Bottone has extensive experience in global commercialization activities that deliver profitable growth.

Richard A. Bromley

Principal Occupation: Retired Vice President - Law and Government for AT&T

Director since 2007

Age 77

Mr. Bromley retired as Vice President - Law and Government Affairs at AT&T. During his 38-year career at AT&T, he served as an attorney for Pacific Northwest Bell, Western Electric, Bell Labs, and as a general attorney in AT&T's New York headquarters. As VP-Law and Government Affairs, Mr. Bromley was responsible for all of AT&T's legal, regulatory and governmental matters west of the Mississippi. He is a member of the bar in California, New York, Washington, and Oregon, as well as the United States Supreme Court. Mr. Bromley brings executive leadership experience and valuable perspective due to his background in law and governmental affairs.

James Herbert England

Principal Occupation: Chief Executive Officer of Stahlman-England Irrigation Inc.

Director since 2008

Age 65

Mr. England is a Corporate Director and the CEO of Stahlman-England Irrigation, Inc., a multi-service company, and HEMS, LLC, an investment partnership. Prior to that, Mr. England spent 4 years as Chairman, President and CEO of Sweet Ripe Drinks, Ltd., a fruit beverage company. Prior to that, he spent 18 years at John Labatt Ltd., a $5 billon public company, and served as the company's CFO from 1990-1993. Mr. England started his career with Arthur Andersen & Co. in Toronto after serving in the Canadian infantry. Mr. England is a director of Enbridge Inc., Enbridge Energy Management, LLC, Enbridge Energy Company, Inc. and is a past member of the board of directors of John Labatt Ltd., Canada Malting Co., Ltd., and the St. Clair Paint and Wallpaper Corporation. Among other qualifications, Mr. England has executive leadership experience including an in-depth understanding of corporate and international finance. He also has a deep insight into the energy industry and the needs, challenges and global opportunities of the Company in particular.

James D. Gerson

Principal Occupation: Private Investor

Director since 1992

Age 68

Mr. Gerson is a member of the Board of several public and private companies including I-Light Technologies, and VE Enterprises. He is also Chairman of the Board of Evercel, Inc., a holding company. Prior to its 2007 merger with Schneider Electric, Mr. Gerson served as a Director of American Power Conversion Corp. Mr. Gerson was previously a Vice President of Fahnestock & Co., Inc. (now Oppenheimer & Co.), where he held a variety of positions in corporate finance, research and portfolio management. Among other qualifications, Mr. Gerson brings senior leadership experience, including a substantial understanding of capital markets and asset management, and an understanding of technology industries.

William A. Lawson

Principal Occupation: Retired Chairman of the Board of Newcor, Inc.

Director since 1988

Age 78

Mr. Lawson was the Chairman of the Board of Newcor, which designed and manufactured products principally for the automotive, heavy-duty, agricultural and industrial markets and focused on two core competencies: precision machined components and molded rubber and plastic products. Newcor operated six companies with 1,000 employees and now operates as part of EXX, Inc. Mr. Lawson was also President of W.A. Lawson Associates, an industrial and financial consulting firm. Among other qualifications, Mr. Lawson has executive leadership experience as a chairman of a manufacturing company. He also has financial expertise and a broad understanding of industrial technology.

John A. Rolls

Principal Occupation: Managing Partner Core Capital Group, a private investment partnership

Director since 2000

Lead independent director from 2007- 2011

Chairman of the Board of Directors since 2011

Age 70

Mr. Rolls was appointed Chairman of the Board of Directors in March 2011. Mr. Rolls is Managing Partner of Core Capital Group and Principal of Cove Harbor Partners LLC., both of which are private investment partnerships. Previously, Mr. Rolls was the President and Chief Executive Officer of Deutsche Bank North America, Executive Vice President and Chief Financial Officer of United Technologies, Senior Vice President and Chief Financial Officer of RCA and Treasurer, Monsanto Company. Mr. Rolls is a Director of EDAC Technologies. Among other qualifications, Mr. Rolls has executive leadership experience as President and Chief Executive Officer of a leading global investment bank and Executive Vice President and Chief Financial Officer of a major public company. Mr. Rolls also has extensive financial expertise and a broad understanding of advanced technologies.

FUELCELL ENERGY, INC. – Notice of Annual Meeting of Shareholders – 8

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Togo Dennis West, Jr.

Principal Occupation: Chairman of Noblis, Inc. and the TLI Leadership Group

Director since 2008

Age 69

Mr. West was U.S. Secretary of the Army from 1993 to 1998 and U.S. Secretary of Veterans Affairs from 1998 to 2000. He has practiced law as a partner in the New York law firm of Patterson Belknap Webb and Tyler and was counsel to the D.C. based law firm of Covington & Burling. Mr. West also served as General Counsel to the Departments of Defense and the Navy. Prior to his appointment with the Army, he was Senior Vice President for Government Affairs with Northrop Corporation. More recently, he was President and CEO of the Joint Center for Political and Economic Studies. Mr. West is Chairman of TLI Leadership Group and serves on the boards of Krispy Kreme Doughnuts, Inc. and Bristol-Myers Squibb. Among other qualifications, Secretary West has executive leadership experience as Senior Vice President of an international aircraft manufacturing company and member of the Department of Defense Health Board. He also brings an extensive background in the military, government, and legal profession to the Company.

Mr. George K. Petty will not be standing for re-election to the Board of Directors of FuelCell Energy, Inc.

George K. Petty

Principal Occupation: Former President and Chief Executive Officer of Telus Corporation

Director from 2003- 2012

Age 70

Mr. Petty was the President and Chief Executive Officer of Telus Corporation, which is Canada's second largest telecommunications company. Previously, Mr. Petty was Vice President of Global Business Service for AT&T and Chairman of the Board of World Partners, the Global Telecom Alliance. Mr. Petty is a Director of Enbridge Inc. Enbridge is a global energy transportation and distribution company with $16.5 billion (Canadian) in sales. Among other qualifications, Mr. Petty has executive leadership experience including his service as President and CEO of a public company, as well as extensive expertise in the telecommunications and energy industries.

CORPORATE GOVERNANCE

The Role of the Board and Board Leadership

FuelCell's Board of Directors is committed to providing the highest standards of business conduct and integrity in its relationships with employees, customers, suppliers and shareholders. Business affairs and assets of the Corporation are managed by and under the direction of the Board of Directors.

The Company's Board and committees of the Board regularly engage with senior management to ensure management accountability, review management succession planning, approve the Company's strategy and mission, execute the Company's financial and strategic goals, oversee risk management, and review and approve executive compensation.

In February 2011, the Board appointed an independent director as Chairman of the Board of Directors thereby separating the roles of CEO and Chairman. The Board believes that this leadership structure adheres to the Company's commitment to monitor and oversee the Company's compliance with sound principles of corporate governance, consistent with applicable laws and best practices.

The Company's President and CEO is responsible for general supervision of the affairs of the Corporation and carrying out the Company's strategic goals. The independent Chairman serves as the principal representative of the board of directors and presides at all meetings of shareholders and at all meetings of the board of directors.

Continuing Education and Self-Evaluation

The Board is regularly updated on corporate governance matters, strategies, operations and employee matters, as well as external trends and issues that affect the Company. In 2011, the Company subscribed to a board education program which provides its directors with continuing education pertinent to their roles and service on the Company's Board and committees.

The Board and each of its committees conduct annual self-assessments; the results of which are reviewed by the Nominating and Corporate Governance Committee and the full Board in an effort to improve Board and committee performance and effectiveness.

FUELCELL ENERGY, INC. – Notice of Annual Meeting of Shareholders – 9

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Code of Ethics

FuelCell Energy, Inc. is committed to high standards of ethical, moral and legal business conduct and to the timely identification and resolution of all such issues that may adversely affect the Company, its clients, employees or shareholders.

The Company has adopted a code of ethics (the “Code”), which applies to the Named Executive Officers, Vice Presidents and other members of management. The Code provides a statement of certain fundamental principles and key policies and procedures that govern the conduct of the Company's business. The Code covers all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. As required by the Sarbanes-Oxley Act of 2002, our Audit & Finance Committee has procedures to receive, retain and treat complaints received regarding our accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code can be found on the Company's website at www.fuelcellenergy.com.

Whistleblower Policy

The Company has adopted a Whistleblower Policy which covers reporting of suspected misconduct, illegal activities or fraud, including questionable accounting, financial control and auditing matters, federal securities violations or other violations of federal and state laws or of the Company’s Code of Ethics.

The Company has established a written protocol with a third party vendor that ensures all complaints received will be reported directly to the designated representative of the Audit & Finance Committee of the Board of Directors without going through FuelCell Energy, Inc. management channels.

The third party vendor shall offer anonymity to whistleblowers and assure those who identify themselves that their confidentiality will be maintained, to the extent possible, within the limits proscribed by law. No attempt will be made to identify a whistleblower who requests anonymity.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company. Day to day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board Committees. The Nominating and Corporate Governance Committee oversees risks related to corporate governance. The Government Affairs Committee considers regulatory and policy risk. The Audit and Finance Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management. It focuses on the management of financial risk exposure and oversees financial statement compliance and control environment risk exposure overseeing policies with respect to financial risk assessment. The Audit and Finance Committee also considers financial risk management including, risks relating to liquidity, access to capital and macroeconomic trends and risks. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies, and programs related to assessment, selection, succession planning, training and development of executives of the Company. Each of the Board Committees reviews these risks and then discusses the process and results with the full Board.

Communicating with Directors

The Company has established a process by which shareholders or other interested parties can communicate with the Company’s Board of Directors or any of the Company’s individual directors, by sending their communications to the following address:

Board of Directors of

FuelCell Energy, Inc.

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06813

Alternatively, communications can be submitted electronically via the Company website at http://fcel.client.shareholder.com/contactBoard.cfm.

All stockholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board of Directors or, in the case of communications sent to an individual director, to such director.

FUELCELL ENERGY, INC. – Notice of Annual Meeting of Shareholders – 10

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Board of Directors and Committees

Board Meeting Attendance

The Board of Directors held six meetings during the fiscal year ended October 31, 2011. Each director attended at least 75% of the meetings of the Board of Directors and Board committees of which he was a member during the period he served as director.

Director Attendance at the Annual Meeting

In fiscal 2011, all directors attended the Company’s annual meeting.

Independent Directors

The Board of Directors has determined that the following members of the Board are independent directors, in accordance with the director independence standards of the NASDAQ Stock Market, including NASDAQ Rule 4200(a)(15): Richard A. Bromley, James Herbert England, James D. Gerson, William A. Lawson, George K. Petty, John A. Rolls and Secretary Togo Dennis West Jr. The independent directors meet regularly in executive session.

Board Committees

The Board of Directors has five standing committees: the Executive Committee, the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Audit and Finance Committee, the Compensation Committee, and the Government Affairs Committee. These committees assist the Board of Directors to perform its responsibilities and make informed decisions. Mr. Petty has determined not to stand for re-election as Director at the 2012 Annual Meeting of Shareholders.

Director	Audit and Finance	Compensation	Executive	Nominating and Corporate Governance	Government Affairs
Arthur A. Bottone			Chair		X
Richard A. Bromley		X			Chair
J. H. England	X		X		X
James D. Gerson	Chair			X
William A. Lawson		X		Chair
George K. Petty	X	Chair
John A. Rolls (Chairman of the Board of Directors)	X		X	X
Togo Dennis West, Jr.		X			X

Audit and Finance Committee

The Audit and Finance Committee is comprised of Messrs. Gerson (Chairman), England, Petty and Rolls. The principal duties of the Audit and Finance Committee are to oversee (i) management's conduct of the Company's financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing the Company's systems of internal accounting and financial controls, (ii) the Company's independent auditors' qualifications and independence and the audit and non-audit services provided to the Company and (iii) the performance of the Company's independent auditors. The Audit and Finance Committee assists the Board in providing oversight as to the Company's financial and related activities, including capital market transactions.

The Audit and Finance Committee has a charter, a copy of which is available on the Company's website at www.fuelcellenergy.com. The Audit and Finance Committee held twelve meetings during fiscal 2011. The Audit and Finance Committee's report appears on page 34 of this proxy statement.

Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the NASDAQ Listing Standards. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board has designated Mr. England as the Audit and Finance Committee's “Audit Committee Financial Expert.”

FUELCELL ENERGY, INC. – Notice of Annual Meeting of Shareholders – 11

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Compensation Committee

The Compensation Committee is comprised of Messrs. Petty (Chairman), Bromley, Lawson and West. The members of the Compensation Committee are all independent directors under applicable NASDAQ rules and the Compensation Committee is governed by a Board-approved Charter stating its responsibilities. Members of the Compensation Committee are appointed by the Board of Directors.

The Compensation Committee is responsible for reviewing and approving the compensation plans, policies and programs of the Company to compensate the officers and directors in a reasonable and cost-effective manner. The Compensation Committee's overall objectives are to ensure the attraction and retention of superior talent, to motivate the performance of the executive officers in the achievement of the Company's business objectives and to align the interests of the officers and directors with the long-term interests of the Company's shareholders. To that end, it is the responsibility of the Compensation Committee to develop, approve and periodically review a general compensation policy and salary structure for executive officers of the Company, which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate. It is the responsibility of the Compensation Committee to review and recommend for approval by the independent directors of the Board the compensation (salary, bonus and other incentive compensation) of the Chief Executive Officer of the Company; review and approve the compensation (salary, bonus and other incentive compensation) of the other executive officers of the Company; review and approve perquisites offered to executive officers of the Company; review and approve corporate goals and objectives relevant to the compensation of executive officers of the Company and evaluate performance in light of the goals and objectives; and review and approve all employment, retention and severance agreements for executive officers of the Company. The Compensation Committee also reviews the management succession program for the Chief Executive Officer and selected executive officers of the Company.

The Compensation Committee acts on behalf of the Board in administering compensation plans approved by the Board, in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year). The Committee reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation (annual retainer, committee fees and other compensation) of the Directors of the Board to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of executive officers of the Company. The Compensation Committee has a charter, a copy of which is available on the Company's website at www.fuelcellenergy.com.

The Compensation Committee held nine meetings during fiscal 2011. Compensation Committee agendas are established in consultation with the committee chair. The Compensation Committee meets in executive session after each meeting. The Compensation Committee's report appears on page 15 of this proxy statement.

Executive Committee

The Executive Committee is comprised of Messrs. Bottone (Chairman), England and Rolls. The Executive Committee, which held no meetings during fiscal 2011, is authorized to exercise the general powers of the Board between meetings of the Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Lawson (Chairman), Gerson, and Rolls. The members of the Nominating Committee are all independent directors under applicable NASDAQ rules. Members of the Nominating Committee are appointed by the Board of Directors. The principal duties of the Nominating Committee, in its capacity as a committee of the Board of Directors, are (i) to identify individuals qualified to become members of the Board of Directors and recommend the persons to be nominated by the Board of Directors for election as directors at the annual meeting of shareholders or elected as directors to fill vacancies, (ii) to review the Company's corporate governance principles, assess and recommend to the Board any changes deemed appropriate, (iii) to periodically review, discuss and assess the performance of the Board and the Committees of the Board, (iv) to review the Board's committee structure and make recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments, (v) to periodically review and report to the Board any questions of possible conflicts of interest or related party transactions involving Board members or members of senior management of the Company. The Nominating and Corporate Governance Committee has a charter, a copy of which is available on the Company's website at www.fuelcellenergy.com.

The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Nominations by shareholders must be in writing, and must include the full name of the proposed nominee, a brief description of the proposed nominee's business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company's common stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as director if elected. Nominations must be delivered to the Nominating Committee at the following address:

Nominating and Corporate Governance Committee

FuelCell Energy, Inc.

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06813

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The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors, and recommend a slate of directors to be nominated for election at the annual meeting of shareholders, or, in the case of a vacancy on the Board of Directors, recommend a director to be elected by the Board to fill such vacancy. The Nominating Committee held three meetings during fiscal 2011.

Government Affairs Committee

The Government Affairs Committee is comprised of Messrs. Bromley (Chairman), Bottone, England, and West. The principle purpose of the Government Affairs Committee is to (i) monitor and oversee the Company's government affairs strategy and initiatives, including federal and state legislative and regulatory proceedings, as well as the Company's ongoing relations with government agencies; and (ii) to advise the Board of the Company on performance in this regard. The Government Affairs Committee held four meetings in fiscal 2011. The Government Affairs Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2011. No executive officer or director of the Company had a relationship with the Company or any other company during fiscal 2011 which the SEC defines as a compensation committee interlock and requires disclosure to shareholders.

Mr. Petty, presently Chairman of the Compensation Committee, is a member of the Board of Directors of Enbridge Inc. (“Enbridge”), a business partner for the Company. Mr. Petty will not be standing for re-election to the Board of Directors in 2012.

During fiscal year 2011, the Company recognized revenue of approximately $0.2 million related to spare part sales and power plant servicing provided to Enbridge. The Company believes that the terms of its transactions with Enbridge are no less favorable to the Company than it could have obtained from an unaffiliated third party.

On March 31, 2011, the Company entered into an agreement with Enbridge, Inc. (“Enbridge”) to modify the Class A Cumulative Redeemable Exchangeable Preferred Shares agreement (the “Series 1 preferred share agreement”) between FCE Ltd, a wholly-owned subsidiary of FuelCell Energy, and Enbridge, the sole holder of the Series 1 preferred shares. Consistent with the previous Series 1 preferred share agreement, FuelCell continues to guarantee the return of principal and dividend obligations of FCE Ltd. to the Series 1 preferred shareholders under the modified agreement. Under the original Series 1 Preferred Shares provisions, FCE Ltd. had an accrued and unpaid dividend obligation of approximately Cdn. $12.5 million representing the deferral of dividends plus additional dividends thereon. Payment was originally due to Enbridge as of December 31, 2010, but was subsequently extended based on mutual consent. Under the modified share provisions, the Company was required to make (i) equal quarterly return of capital cash payments to the holders of the Series 1 Preferred Shares on the last day of each calendar quarter starting on March 31, 2011 and ending on December 31, 2011 and (ii) additional return of capital cash payments, as consideration for the one-year deferral, calculated at a 9.8 percent rate per annum on the unpaid Cdn. $12.5 million obligation, which additional payments will also be made to the holders of the Series 1 Preferred Shares on the last day of each calendar quarter starting on March 31, 2011 and ending on December 31, 2011. Dividends accrue at a 1.25% quarterly rate on the unpaid principal balance, and additional dividends will accrue on the cumulative unpaid dividends (inclusive of the Cdn$12.5 million unpaid dividend balance as of the modification date) at a rate of 1.25% per quarter, compounded quarterly.

Under the original Series 1 Preferred Shares provisions, FCE Ltd. was to make annual dividend payments totaling Cdn. $1,250,000. The modified terms of the Series 1 Preferred Shares adjust these payments to (i) annual dividend payments of Cdn$500,000 and (ii) annual return of capital payments of Cdn. $750,000. These payments commenced on March 31, 2011 and will end on December 31, 2020. Additional dividends accrue on cumulative unpaid dividends at a 1.25 percent quarterly rate, compounded quarterly, until payment thereof. On December 31, 2020 the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn$21.1 million and the balance of the principal redemption price of Cdn$4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the Series 1 Preferred Shares provisions.

The Company made its scheduled payments of Cdn. $10.9 million during fiscal 2011 under the terms of the modified agreement, including the recording of interest expense of approximately Cdn. $2.3 million. As of October 31, 2011, the carrying value of the Series 1 Preferred shares was Cdn.$16.6 .

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Biographies of Executive Officers Who Are Not Directors

Michael S. Bishop

Principal Occupation: Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer

Age 44

Mr. Bishop was appointed Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer in June 2011. Mr. Bishop has held a succession of financial leadership roles since joining the Company in 2003 as Assistant Controller, was promoted to Corporate Controller in 2004 and Vice President and Controller in 2007. Prior to joining FuelCell Energy, Inc., Mr. Bishop held finance and accounting positions at Transwitch Corporation, Cyberian Outpost, Inc. and United Technologies, Inc. He is a certified public accountant and began his professional career at McGladrey and Pullen, LLP. Mr. Bishop received a B.S. in Accounting from Boston University in 1993 and an MBA from the University of Connecticut in 1999.

Anthony F. Rauseo

Principal Occupation: Senior Vice President and Chief Operating Officer

Age 51

Mr. Rauseo was appointed Chief Operating Officer in July 2010. In this position, Mr. Rauseo has responsibility for closely integrating the manufacturing operations with the supply chain, product development and quality initiatives. Mr. Rauseo joined the Company in 2005 as Vice President of Engineering and Chief Engineer. Prior to joining Fuel Cell Energy, Mr. Rauseo held a variety of key management positions in manufacturing, quality and engineering including five years with CiDRA Corporation. Prior to joining CiDRA, Mr. Rauseo was with Pratt and Whitney for 17 years where he held various leadership positions in product development, production and customer support of aircraft turbines. Mr. Rauseo received a Bachelor of Science in Mechanical Engineering from Rutgers University in 1983 and received a Masters of Science in Mechanical Engineering from Rensselaer Polytechnic Institute in 1987.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company's Annual Report on Form 10-K for its fiscal year ended October 31, 2011 and its 2012 Proxy Statement filed in connection with the Company's 2012 Annual Meeting of Shareholders.

Respectfully submitted by the Compensation Committee of the Board of Directors.

George Petty (Chairman)

Togo West, Jr.

William Lawson

Richard Bromley

Compensation Discussion and Analysis

Introduction

This CD&A describes the philosophy and objectives of our executive compensation program underlying the compensation which is reported in the executive compensation tables included in this Proxy Statement for the following NEOs:

Current Executive Officers:

•

Arthur A. Bottone, President and Chief Executive Officer (“CEO”);

•

Michael Bishop, Senior Vice President, Chief Financial Officer (“CFO”), Corporate Secretary and Treasurer; and

•

Anthony Rauseo, Senior Vice President and Chief Operating Officer (“COO”);

Former Executive Officers:

•

R. Daniel Brdar, former Chairman, Chief Executive Officer and President;

•

Joseph Mahler, former Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer, Corporate Strategy; and

•

Christopher R. Bentley, former Executive Vice President, Government R&D Operations, Strategic Manufacturing Development.

The compensation of the NEOs is reported in the Summary Compensation Table presented on page 22 of this Proxy Statement.

Summary of Fiscal 2011 Compensation Actions

The executive compensation program consists of three primary components: base salary, annual performance-based incentive awards and long-term equity incentive compensation in the form of restricted stock awards (“RSAs”).

A significant portion of the total compensation of our key employees, including the NEOs, is performance-oriented and “at risk” and, as described in this CD&A, demonstrates a transparent link between pay and performance. The following is a summary of the principal compensation actions during fiscal 2011 and the key features of our fiscal 2011 executive compensation program:

•

On February 8, 2011, Mr. Brdar voluntarily resigned his position as Chief Executive Officer and President. He continued to serve as Chairman of the Board until March 25, 2011 at which time, the Board of Directors appointed John Rolls, a non-employee director, to serve as Chairman of the Board. Mr. Brdar was not entitled to, nor did he receive, any severance payments or benefits;

•

Mr. Bottone was promoted to President and Chief Executive Officer on February 8, 2011, and we adjusted his compensation in connection with his promotion;

•

At the time of Mr. Bottone's promotion we separated the positions of the Chairman of the Board of Directors and Chief Executive Officer;

•

On June 14, 2011, Mr. Mahler voluntarily resigned his position as Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer. He was not entitled to, nor did he receive, any severance payments or benefits;

•

Mr. Bishop was promoted to Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer on June 14, 2011, and we adjusted his compensation in connection with his promotion;

•

On July 1, 2011, Mr. Bentley retired from the Company. He received the severance payments and benefits as described on page 28 of this Proxy Statement;

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•

The Compensation Committee engaged an external compensation consultant (Compensia, Inc.) to perform a competitive market analysis of executive and director compensation, the results of which are discussed on page 17 of this Proxy Statement;

•

We amended Mr. Bottone's employment agreement and entered into agreements with Messrs. Bishop and Rauseo (effective January 1, 2012) which provide them with certain payments and benefits upon an involuntary termination of employment, including following a change in control of the Company;

•

Target annual incentive award opportunities (the amount of which is based on a percentage of base salary) were not increased in fiscal 2011, even though target award opportunities were determined to be below market based on a review of comparative market data; the target annual incentive award opportunities will be increased in fiscal 2012, as described in detail on page 20 of this Proxy Statement;

•

The fiscal 2011 Management Incentive Plan (the “MIP”) was structured such that the annual incentive awards were linked to the achievement of pre-established Company objectives which we believe creates a performance-based compensation culture consistent with shareholder interests;

•

Under the terms of the MIP , the maximum annual incentive award payable was capped at 125% of the target award; the actual awards for fiscal 2011 performance (paid in fiscal 2012) were approved at 95% of target award levels for the NEOs based upon achievement of pre-established milestones and strategic initiatives which are described in detail on page 20 of this proxy statement;

•

We granted restricted stock awards to the CEO and CFO valued at $360,000 and $100,000 respectively in connection with their respective promotions; and, awards were also made to the COO and to Mr. Bishop (prior to his promotion) valued at $209,000 and $64,350 respectively as part of our annual long-term incentive compensation review; awards to all other executives for fiscal 2011 were based on values determined by reviewing comparative market data and ranged from 20% to 40% of base salary;

•

In addition, the Company's 2010 Equity Incentive Plan (the “EIP”) includes many provisions designed to protect shareholder interests and promote effective corporate governance, and is described in more detail in the discussion of “Risk Assessment” on page 18 of this Proxy Statement.

At the 2011 Annual Meeting of Shareholders, we conducted, for the first time, a non-binding advisory vote of our shareholders on the compensation of the NEOs. At that meeting, approximately 96% of the votes cast by shareholders were voted to “approve” the compensation of the NEOs. Following the Annual Meeting, the Compensation Committee noted the favorable results of this advisory vote, including widespread support from our shareholders. Although none of the Compensation Committee's subsequent actions or decisions with respect to the compensation of the executive officers were directly attributable to the results of the vote, the Compensation Committee believes that shareholder feedback on executive compensation matters should be considered as part of its deliberations and intends to factor the result of future advisory votes into its compensation review process.

Compensation-Setting Process

The Compensation Committee is responsible for implementing and reviewing the executive compensation plans, policies and practices in an effort to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company's business objectives and to align the interest of the executive officers with the long-term interests of our shareholders.

The executive compensation program includes (i) a fixed component, which consists of base salary and health, welfare and retirement benefits and (ii) a variable component, which consists of an annual incentive award (the target amount of which is based on a percentage of base salary and which typically is paid in cash and shares of the Company's common stock) and a long-term equity incentive award used to align a portion of each executive officer's compensation with the long-term success of the Company and the interests of our shareholders.

The Compensation Committee reviews the base salary, target annual incentive award, long-term equity incentive award and target total direct compensation (which represents the sum of these three components) for each of the NEOs. The CEO makes recommendations to the Compensation Committee for annual merit increases in base salary, the annual incentive award payments and long-term equity incentive awards for each of the NEOs (other than himself). The Compensation Committee has the final authority to approve annual merit increases in base salary, annual incentive award payments and long-term equity incentive awards for the NEOs, except with respect to the CEO whose compensation is approved by the Board of Directors.

Typically, the Compensation Committee makes any necessary adjustments to base salaries effective in January of each year. In addition, prior to the start of each fiscal year, the CEO develops the milestones and strategic initiatives for the year for the Company's key employees, including the NEOs. The milestones and strategic initiatives represent key performance objectives which are incorporated into the MIP, which is then submitted to the Compensation Committee for consideration and approval. After the Company's fiscal year-end financial results are available, the annual incentive award pool and individual annual incentive award payments for the NEOs for the just-completed fiscal year are approved by the Compensation Committee, except with respect to the CEO whose incentive award payment is approved by the Board of Directors.

The Compensation Committee formulates its compensation decisions for the NEOs with input from the CEO, considering such factors as each executive officer's professional experience, job scope, past performance, tenure and retention risk. The Compensation Committee also considers prior fiscal year adjustments to compensation and historical annual incentive award payments and long-term equity incentive awards. Finally, the Compensation Committee considers market practices, based on its review of executive compensation data for comparable companies, as well as current compensation trends, to ensure that the compensation we pay to the executive officers is both competitive and reasonable.

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Competitive Positioning

In September 2011, the Compensation Committee commissioned Compensia, Inc. (“Compensia”), a national compensation consulting firm, to perform competitive market analyses of our executive and director compensation programs. The Compensation Committee reviewed the executive compensation practices of a group of peer companies (the “Peer Group”) (based on compensation data gathered from publicly-available filings) and other resources (including the Radford High-Technology compensation survey) to help ensure that the total compensation packages of our executive officers are within a reasonably competitive range.

Compensia worked closely with the Compensation Committee to develop the Peer Group by screening an initial list of publicly traded companies on the basis of revenue, market capitalization, total employees, growth rate, and industry focus. These companies were then narrowed by identifying companies whose revenue and market capitalization ranged from approximately 0.5 to 2.5 times the Company's revenue. The list was further narrowed by eliminating distressed companies and companies with international headquarters as pay practices and disclosure requirements may vary significantly from those found in the United States.

Compensia also reviewed and considered other factors such as revenue growth, profitability, valuation (e.g., market capitalization as a multiple of sales), and business model. The final Peer Group was selected based on the subjective evaluation of all of these factors, and consists of the following 16 companies:

Active Power	Comverge	PowerSecure
Ballard Power Systems, Inc.	Ener1	Rentech
Bel Fuse, Inc.	Energy Recovery	Ultralife
Broadwind Energy	Fuel Tech	Valence Technology
BTU International	Lime Energy
Capstone Turbine Corp.	Magnetek

To complete the competitive market analysis of the executive compensation program, Compensia then blended the Peer Group data with aged survey data (weighted equally) to establish the market level for each of the executive officer positions.

The Compensation Committee uses the market data as a reference point (or “market check”) to ensure that the executive compensation program is competitive with market practice. In the case of each executive officer, the Compensation Committee compares the overall compensation of each individual executive officer against the market data, if his or her position is sufficiently similar to the positions identified in the data to make the comparison meaningful. Ultimately, each executive officer's total compensation, and each individual compensation component, is determined primarily on the basis of Company and individual performance and internal equity.

In comparing the fiscal 2011 compensation arrangements of the executive officers with the market data, the Compensation Committee determined base salary and target total cash levels were generally at or below the 25th percentile of the market, while fiscal 2011 long term incentive awards and total direct compensation were generally between the 25th and 50th percentiles. The Compensation Committee took this market positioning into consideration in its deliberations as to the fiscal 2012 compensation of the executive officers. The Compensation Committee has established as a target to position total direct compensation of the senior executive officers at or near the 50th percentile of the competitive market.

Fixed Compensation

The principal components of fixed compensation not directly linked to Company or individual performance include base salary and benefits, such as the Company's Section 401(k) Retirement Savings plan, and health, life and disability insurance.

Base Salary

Under the executive compensation program, we view the purpose of base salary to fairly and competitively compensate the executive officers with a fixed amount of cash for the jobs they perform. In addition, base salaries are used to recognize the experience, skills, knowledge and responsibilities required of the executive officers. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices.

Calendar 2011

Initially, the base salary for Mr. Bottone, was set pursuant to the terms of his employment agreement with the Company. Prior to fiscal 2011, the base salaries of Messrs. Rauseo and Bishop had not been adjusted since fiscal 2008.

On February 8, 2011, Mr. Bottone was promoted to the position of President and Chief Executive Officer. At that time, the Board of Directors approved an increase in his base salary from $250,000 to $340,000 in connection with his promotion.

The Compensation Committee approved an increase in Mr. Rauseo's base salary from $215,000 to $260,000 effective on February 8, 2011 as he assumed broader responsibility for the Company's day-to-day operations.

On February 6, 2011, Mr. Bishop's base salary was increased from $162,751 to $180,000 in connection with our annual merit salary review process. On June 14, 2011, Mr. Bishop was promoted to the position of Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer. At that time, the Compensation Committee approved an increase in his base salary from $180,000 to $210,000 in connection with his promotion.

Calendar 2012

As a result of the competitive market analysis performed in fiscal 2011, and after reviewing the performance and anticipated future contributions of our executive officers, the Compensation Committee decided to increase the base salaries of our executive officers to levels that were more market-competitive to retain and motivate the performance of these executives to achieve the company's business objectives. In recognition of the Company's cash constraints, the Compensation Committee agreed that a gradual (multi-year) adjustment of base salaries was preferable.

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Accordingly, effective January 1, 2012, Mr. Bottone's base salary was increased from $340,000 to $366,200; Mr. Rauseo's base salary was increased from $260,000 to $269,200; and Mr. Bishop's base salary was increased from $210,000 to $228,100. The Compensation Committee will further review the base salaries of the executive officers at the end of 2012 and, at that time, evaluate the performance of the Company and these individuals to determine whether further base salary adjustments are warranted and appropriate.

The base salaries of the NEOs for fiscal 2011 are reported in the Summary Compensation Table on page 22 of this Proxy Statement.

Benefits

We offer medical and dental insurance to the executive officers and pay a portion of the premiums for these benefits consistent with the arrangements for the non-executive employees. We also provide the executive officers and other eligible employees, at Company expense, group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits and other ancillary benefits (e.g., flexible spending accounts, employee assistance program). We also offer a Section 401(k) Retirement Savings plan to the executive officers, including the NEOs.

Contributions to the Section 401(k) Retirement Savings plan are limited to an annual maximum amount as determined by the Internal Revenue Service. In February 2009, we suspended employer contributions to the Section 401(k) Retirement Savings plan. This decision remained in place through December 31, 2011. The Company has established a matching contribution equal to 1% of base earnings beginning in calendar 2012. Participants are not permitted to receive or purchase shares of the Company's common stock through the Section 401(k) Retirement Savings plan.

Risk Assessment

To determine the level of risk arising from our compensation policies and practices, the Company conducted a compensation-related risk assessment and evaluation process during fiscal 2010 with oversight by the Compensation Committee. This assessment remains relevant for current considerations. This assessment examined the compensation programs applicable to all of our employees, including, but not limited to, our executive officers. Areas of potential risk that were reviewed included: a) compensation program design; b) performance metrics and goal setting; c) administration procedures and controls; and d) communication and disclosure. The Company’s culture and values which emphasize ethical behavior, actions that contribute to building long-term value (rather than short-term performance), teamwork, the importance of nonfinancial and strategic performance and investment in people and infrastructure were also considered.

The Compensation Committee determined that base salaries, which represent fixed compensation, do not encourage excessive risk taking. The Compensation Committee reviewed the annual incentive award program and determined that while the focus of the annual incentive awards is on achievement of short-term goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the annual incentive compensation of NEOs represents a small portion of each employee’s total compensation package and is not likely to lead to outsized risk taking. Moreover, the Compensation Committee believes that the annual incentive awards appropriately balances risk and the desire to focus employees on specific short-term goals important to the Company’s success. Under the annual incentive award program for fiscal 2011, all payments were capped at 125% of target award opportunities and a minimum level of performance was clearly defined, below which awards would not be paid. The annual incentive award program is based on balanced, quantitative performance metrics that promote disciplined progress towards longer-term goals and, as such, are well-aligned with the business strategy and shareholder interests. For these reasons, the Compensation Committee determined that annual incentive awards do not encourage unnecessary or excessive risk taking.

The Compensation Committee also assessed the long-term equity incentive awards provided to our employees that are intended to align their interests with those of the Company’s shareholders. In reviewing the Company’s 2010 Equity Incentive Plan which governs the terms of such awards, the Compensation Committee noted the plan includes many provisions designed to mitigate risk and protect shareholder interests, including but not limited to the following:

•

Options and stock appreciation rights may not be priced at less than the fair market value of our common stock on the grant date;

•

The plan requires a minimum period for ratable vesting of options, shares of restricted stock and stock appreciation rights of three years for all time-based awards not issued to directors and one year for all performance-based awards, to the extent such awards may be paid in shares of our common stock. The minimum period for vesting is subject to the discretion of the Compensation Committee under certain circumstances (e.g., retirement, death, disability);

•

Re-pricing of options and stock appreciation rights requires shareholder approval;

•

Material amendments of the plan require shareholder approval; and

•

The plan is administered by an independent committee of our Board of Directors.

In addition, the Compensation Committee has adopted a Grant Administration Policy which imposes limits on the number of shares that can be granted to any employee.

With respect to the long-term equity incentive awards granted to our executives, the Compensation Committee identified a number of factors that discourage excessive risk taking including: the relative size of the awards as compared with the executive’s total compensation; the minimum vesting requirements; and the Company’s policy which prohibits all hedging transactions involving shares of the Company’s common stock so executives cannot insulate themselves from the effects of poor stock price performance. The Compensation Committee concluded that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the Company’s stock price, and the awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

Based upon the assessment, the Compensation Committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Variable Compensation

Annual Incentive Awards

The executive officers, including the NEOs, are eligible to participate in an annual incentive plan, the MIP, which is intended to motivate their performance in the achievement of the Company's business objectives. The Compensation Committee determines the level of target annual incentive awards under the MIP and considers the recommendations of the CEO with respect to the actual annual incentive award payments to be awarded to the executive officers (other than with respect to his own award). The size of the Company's overall annual incentive award pool as well as the individual executive officers' award payments reflects (i) the individual target annual incentive award opportunities for all participants (expressed as a percentage of base salary), (ii) performance against pre-established Company milestones; (iii) performance against strategic initiatives (for the NEOs only); and (iv) adjustments for individual performance for all other executives except for the NEOs.

The annual incentive award payments for the NEOs are based on a review of actual performance against the Company milestones (which represent 75% of the total annual incentive award opportunity) and performance against specified Company strategic initiatives (which represent the remaining 25% of the award opportunity). The Compensation Committee may also exercise its discretion to adjust the size of potential award payments as it deems appropriate to take into account factors that enhance or detract from results achieved relative to the Company milestones and strategic initiatives. In this way, the Compensation Committee does not confine itself to a purely quantitative approach and retains discretion in determining award payments based on its review and assessment of results for the fiscal year. The Compensation Committee believes that linking annual incentive awards to Company milestones and strategic initiatives creates a performance-based compensation strategy consistent with shareholder interests.

The target annual incentive award opportunities for each NEO for fiscal 2011 (expressed as a percentage of base salary) were 50% for the CEO and 30% for the other NEOs.

Under the MIP for fiscal 2011, performance against each of the Company milestones was evaluated based on pre-established levels of performance to obtain scores ranging from 0% to a maximum of 125%. As shown in the chart below (the “Payout Guideline”), an aggregate score of 50% equated to a “Satisfactory” level of performance and generally represented the minimum level of acceptable performance required to earn an award payment. Performance above this threshold level represented the achievement of Company operating results that significantly improved our financial results and enhanced shareholder value and, accordingly, could potentially result in a higher award payment. Each Company milestone was assigned a weighting or level of importance relative to the other Company milestones. The aggregate weighted score (milestone weight multiplied by milestone score) for all Company milestones was used to determine the overall annual incentive award pool available to compensate participants in the MIP and, in the case of the NEOs, the percentage of the target award payable for the portion of the annual incentive award linked to Company milestones, as shown in the following table:

Scale	Weighted Score	Percent of Target Award Payable
Satisfactory	50% - 69%	75%
Commendable	70% - 89%	100%
Outstanding	Greater than 90%	125%

2011 MIP and Results

For fiscal 2011, the overall design of the MIP remained unchanged from fiscal 2010, except for the Company milestones and strategic initiatives. The pre-established Company milestones for fiscal 2011 were: (1) secure orders; (2) ramp up production; (3) improve gross margin; 4) reduce operating expenses; and (5) limit cash use. The Compensation Committee developed target performance levels for these milestones that were consistent with our annual operating plan for fiscal 2011 and a significant improvement over fiscal 2010. To accomplish the fiscal 2011 milestones and strategic initiatives, the management team, including the NEOs, was required to achieve target levels of performance which were greater, both in absolute and relative terms, than the target levels established in previous years which were challenging, but achievable with diligent efforts throughout the year.

The Company's actual performance with respect to each of the fiscal 2011 milestones was: (1) achieved 94% of orders target; (2) achieved 125% of production ramp target; (3) achieved 82% of gross margin target; (4) reduced operating expenses and achieved 113% of target; and (5) achieved 125% of cash use target.

The Company's performance against each milestone was calculated by comparing the actual performance versus the pre-established target levels, resulting in a weighted score for each milestone, the sum of which yielded a total weighted score. The overall performance for fiscal 2011 resulted in an aggregate weighted score of 108%, an “Outstanding” rating, and a calculated payout percentage that would have yielded a 125% payout under the terms of the MIP. After evaluating the actual results attained the Compensation Committee discounted the Payout Guideline (which will be eliminated in fiscal 2012) and approved the Payout Percentage for the Company milestones at the 100% level.

In addition to performance against the Company milestones, 25% of the annual incentive award for the NEOs was linked to completion of the following six Company strategic initiatives for fiscal 2011: a) development of a new strategic partner; b) complete financing of certain projects and development and execution of a repeatable portfolio financing structure; c) development of a new strategic plan; d) execution of multiple contracts within a specified market segment; e) execution on specified regulatory initiatives; and f) implementation of a plan to reach profitability by 2013. In reviewing progress against the fiscal 2011 strategic initiatives, the Compensation Committee determined five of the six goals had been achieved resulting in a calculated payout percentage of 79%.

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After evaluating the overall performance against both the fiscal 2011 milestones and strategic initiatives, the Compensation Committee approved the incentive award payments to the NEOs for fiscal 2011 at 95% of the target award levels, and made a similar recommendation to the Board of Directors with respect to the incentive award payment for the CEO.

The Compensation Committee also considered the form of payment and determined that the annual incentive award payments for fiscal 2011 should be made 70% in cash and 30% in fully vested shares of the Company's common stock. (the number of shares being determined by the closing market price of the common stock ($1.00) on January 12, 2012, the date immediately preceding the date the annual incentive award calculations were approved for transmittal to Fidelity Investments, the record-keeper for our stock plan). A portion of the award is paid in shares of common stock as a means of conserving cash for the Company and a portion of the award is granted in cash to provide the executive officers with sufficient liquidity to satisfy the withholding obligations arising in connection with the award. The following table summarizes the amounts paid to each of the NEOs including the cash portion of the award and the fair market value of the portion paid in shares of the Company's common stock for fiscal 2011:

	Breakdown of FY-11 Bonus Payment (cash and stock)
Name	Total Bonus ($)	Cash Portion ($)	Stock Portion ($)	Number of Shares
Arthur A. Bottone	161,500	113,050	48,450	48,450
Michael Bishop	59,850	41,895	17,955	17,955
Anthony Rauseo	74,100	51,870	22,230	22,230

The annual incentive award payments for the NEOs for fiscal 2011 are reported in the Summary Compensation Table on page 22 of this Proxy Statement.

2012 MIP

In fiscal 2011, the Compensation Committee reviewed and compared the target annual incentive opportunities for each executive officer with the competitive market data to assess the competitiveness of the annual incentive opportunity and determined the target award levels were below market, creating potential recruitment and retention risks. The Compensation Committee determined that the target annual incentive awards should be adjusted to the 50th percentile of the market to minimize these risks and align the interests of the executive officers with the interests of the Company's shareholders. Accordingly, effective in fiscal 2012, the target annual incentive award opportunities for the executive officers will be adjusted as follows:

Executive Officer	Target Annual Incentive as a Percent of Base Salary
	FY-2011	FY-2012
Michael Bishop	30%	50%
Anthony Rauseo	30%	50%
Arthur Bottone	50%	90%

Long-Term Incentive Compensation

Each of the NEOs is eligible to receive long-term equity incentive awards under the EIP. These awards are intended to align a significant portion of the NEOs' compensation with shareholders' interests and the long-term success of the Company by providing a direct link to future earnings potential and the market value of the Company's common stock.

The Compensation Committee, in determining the long-term equity incentive awards to be granted to the executive officers, including the NEOs, considers relevant comparative market data as well as the recommendations of the CEO and other factors such as the individual's job scope, past performance, expected future contributions, tenure, and retention risk. The Compensation Committee approves all long-term equity incentive awards for the NEOs, except for awards to the CEO whose compensation is approved by the Board of Directors.

The Compensation Committee does not re-price and has not re-priced equity awards. The grant date for each long-term equity incentive award is based on the date the award is approved by the Compensation Committee or the Board of Directors, as applicable. Stock option exercise prices equal the closing market price of the Company's common stock on the grant date.

Prior to fiscal 2009, our long-term equity incentive awards consisted primarily of stock options which provide value to the executive officer if the Company's stock price increases after the awards are made. Beginning in fiscal 2009, the Compensation Committee approved the granting of RSAs to our executives, including the NEOs, in lieu of stock options. The RSAs vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

In determining the size of the awards granted to the NEOs, the Compensation Committee typically considers comparative market data, the recommendations of the CEO and the other factors described above. For fiscal 2011, the Compensation Committee decided that the equity awards should be restored to 100% of market value in contrast to the awards granted in fiscal 2010 and 2009 which were then reduced by 33% from the levels otherwise indicated by the comparative market data. On April 6, 2011, the Compensation Committee considered and approved the recommendations of the CEO for the long-term equity incentive awards for the executives. This decision was based on the Company's overall performance for fiscal 2010 and the desire to minimize retention risks.

On April 6, 2011, the following long-term equity incentive awards were approved for the executive officers:

•

A restricted stock award for 105,555 shares of the Company's common stock with a value of $209,000 was awarded to Mr. Rauseo;

•

A restricted stock award for 32,500 shares of the Company's common stock with a value of $64,350 was awarded to Mr. Bishop.

The number of shares of the Company's common stock subject to each RSA granted to each of the NEOs was based on the dollar value of the award approved for each executive officer by the Compensation Committee (or the Board of Directors, in the case of the CEO) divided by the closing market price of the Company's common stock on the date of grant.

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In addition, in connection with their promotions to President and CEO, and to Senior Vice President, CFO, Corporate Secretary and Treasurer respectively, Messrs. Bottone and Bishop received the following long-term equity incentive awards:

•

A restricted stock award for 180,000 shares of the Company's common stock with a value of $360,000 was awarded to Mr. Bottone on February 8, 2011;

•

A restricted stock award for 70,922 shares of the Company's common stock with a value of $100,000 was awarded to Mr. Bishop on June 15, 2011.

The number of shares of the Company's stock subject to each RSA granted to each of these executive officers was based on a review of the job scope, comparative market data, the executive's professional experience, and the recommendations of the Compensation Committee.

As a result of the competitive market analysis performed in fiscal 2011, and after reviewing the performance and anticipated future contributions of the executive officers, the Compensation Committee recommended and the Board of Directors approved a restricted stock award valued at $360,000 for Mr. Bottone to be granted on the date of the 2012 Annual Meeting of Shareholders, our customary date for granting long- term equity incentive awards to the executives and other key employees.

The long-term equity incentive awards granted to the NEOs in fiscal 2011 are reported in the Summary Compensation Table under Stock Awards and the Grants of Plan-Based Awards Table on pages 22 and 23, respectively, of this Proxy Statement.

Employment Agreements

On February 8, 2011, we entered into an employment agreement with Mr. Bottone which specifies the reasons pursuant to which his employment may be terminated by the Board of Directors and provides him with certain compensation and benefits upon termination of employment or a change in control of the Company. The employment agreement also protects the Company's interests following termination of employment by providing specific reasons for termination and by prohibiting him from engaging directly or indirectly in competition with the Company, from soliciting any employees or from disclosing confidential Company information. We believe that these provisions help ensure our long-term success.

Effective January 1, 2012, we also entered into agreements with Messrs. Bishop and Rauseo which specify the reasons pursuant to which the executive's employment may be terminated and provide them with certain compensation and benefits upon termination of employment or a change in control of the Company. The agreements also protect the Company's interests following termination of employment by providing specific reasons for termination. We believe that these provisions help ensure our long-term success.

For a summary of the material terms and conditions of the agreements with the NEOs, as well as the material terms and conditions of these termination of employment and change in control provisions, see “Employment Agreements and Change of Control and Severance” below.

Other Compensation Policies

Compensation Recovery Policy

In 2011, the Compensation Committee considered adopting a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to the executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. The Compensation Committee decided to postpone adoption of a general compensation recovery (“clawback”) policy covering the annual and long-term incentive award plans and arrangements until such time as the SEC issues final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code prohibits public companies from taking a tax deduction for a taxable year for compensation in excess of $1,000,000 paid to its chief executive officer or each of the other three most highly compensated executive officers (not including the chief financial officer) who are employed by the Company as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company structures its equity awards to comply with the exemption in Section 162(m) in order to ensure that such compensation remains tax deductible. The Company periodically reviews the potential consequences of Section 162(m) on the other components of its executive compensation program. Executive compensation paid during fiscal 2011 complied with Section 162(m) to the extent it was applicable and thus all such compensation was tax deductible for the Company.

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, formerly known as SFAS 123(R), for all stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the aggregate grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

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Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years ended October 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation($)(2)	All Other Compensation($)(3)	Total ($)
Arthur A. Bottone(4) President & Chief Executive Officer	2011	315,766	–	360,000	161,500	–	837,266
	2010	173,074	20,000(4)	199,999	33,750	–	426,823
R. Daniel Brdar Former Chairman, President & Chief Executive Officer	2011	121,247	–	–	–	–	121,247
	2010	386,005	–	277,001	86,850	–	749,856
	2009	386,005	–	276,450	96,500	4,899	763,854
Michael S. Bishop(5) Senior Vice President, Chief Financial Officer, Corporate Secretary & Treasurer	2011	186,897	–	164,350	59,850	–	411,097
Joseph G. Mahler Former Senior Vice President, Chief Financial Officer & Corporate Secretary	2011	189,722	–	229,999	–	–	419,721
	2010	278,493	–	159,999	37,598	–	476,090
	2009	278,493	–	159,600	41,775	3,535	483,403
Anthony F. Rauseo(6) Senior Vice President & Chief Operating Officer	2011	247,887	–	208,999	74,100	1,200	532,186
	2010	191,270		136,249	29,025	–	356,544
Christopher R. Bentley Former Executive Vice President Government R&D Operations & Strategic Manufacturing Development	2011	224,762	–	–	–	90,969(7)	315,731
	2010	274,998	–	80,001	37,125	–	392,124
	2009	274,998	–	79,800	41,250	3,490	399,538

(1) The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of stock awards and option awards, respectively, during each of the fiscal years 2011, 2010 and 2009. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 14 of Notes to Consolidated Financial Statements of the Company's Annual Report on Form 10-K for the year ended October 31, 2011.

(2) The amounts reported in the Non-Equity Incentive Plan column represent the value of the annual incentive award payment made to each NEO in fiscal 2011, 2010 and 2009, without regard to the form of payment. The amounts reported for fiscal 2011 (paid in 2012) were paid in two-thirds cash and one-third in fully-vested shares of the Company's common stock. The amounts reported for fiscal 2010 and 2009 (paid in fiscal 2011 and fiscal 2010, respectively) were paid one-third in cash and two-thirds in fully-vested shares of the Company's common stock. The number of shares subject to each award payment was equal to the portion of the award payment payable in shares of common stock divided by the fair market value of the Company's common stock on the date of award.

(3) The amounts reported in the All Other Compensation column represent the aggregate annual Company contributions to the accounts of the NEOs under the Company's Section 401(k) Retirement Savings plan, a tax-qualified defined contribution plan. In February 2009, the Company suspended the employer matching contribution. Mr. Rauseo waived health insurance coverage in 2011 and received a $1,200 allowance in accordance with the Company's policy.

(4) Mr. Bottone became a Named Executive Officer on February 8, 2010; therefore, the amount reported in the Salary column for fiscal 2010 represents less than 12 months of compensation. Mr. Bottone's 2010 base salary was $250,000. Mr. Bottone received a bonus in the amount of $20,000 upon hire on February 8, 2010. On February 8, 2011, Mr. Bottone became President and Chief Executive Officer and his base salary was increased to $340,000. Effective January 1, 2012, Mr. Bottone's base salary was increased from $340,000 to $366,200.

(5) Mr. Bishop became a Named Executive Officer upon his promotion from Vice President and Controller to Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer on June 14, 2011. At that time, Mr. Bishop's annual base salary was increased from $180,000 to $210,000. The amount reported in the Salary column for fiscal 2011 represents seven months of base salary at his prior salary and five months of base salary at the current rate. Effective January 1, 2012, Mr. Bishop's base salary was increased from $210,000 to $228,100.

(6) Mr. Rauseo became a Named Executive Officer upon his promotion from Vice President-Engineering, Chief Engineer to Senior Vice President, Chief Operating Officer on July 5, 2010. At that time, Mr. Rauseo's annual base salary was increased from $181,642 to $215,000. The amount reported in the Salary column for fiscal 2010 represents six months of base salary at his prior salary and six months of base salary at the increased rate. Mr. Rauseo's annual base salary was increased to $260,000 effective on February 8, 2011. Effective January 1, 2012, Mr. Rauseo's base salary was increased from $260,000 to $269,200.

(7) The amount reported in the All Other Compensation column represents a cash severance payment made to Mr. Bentley in connection with his retirement from the Company.

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Grants of Plan-based Awards Table in Fiscal 2011

The following table presents, for each of the Named Executive Officers, information with respect to the awards under the fiscal 2011 Management Incentive Plan and grants of long-term equity incentive awards made to the NEOs in fiscal 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units(#) (2)	Grant Date Fair Value of Stock and Option Awards($)
		Threshold($)	Target($)	Maximum($)
Arthur A. Bottone Annual Incentive Award for 2011 Restricted Stock Award
	—	85,000	170,000	212,500	—	—
	2/08/2011	—	—	—	180,000	360,000
R. Daniel Brdar Annual Incentive Award for 2011 Restricted Stock Award
	—	—	—	—	—	—
	—	—	—	—	—	—
Michael S. Bishop Annual Incentive Award for 2011 Restricted Stock Award Restricted Stock Award
	—	31,500	63,000	78,750	—	—
	4/06/2011	—	—	—	32,500	64,350
	6/15/2011	—	—	—	70,922	100,000
Joseph G. Mahler Annual Incentive Award for 2011 Restricted Stock Award
	—	—	—	—	—	—
	4/06/2011	—	—	—	116,161	229,999
Anthony F. Rauseo Annual Incentive Award for 2011 Restricted Stock Award
	—	39,000	78,000	97,500	—	—
	4/06/2011	—	—	—	105,555	208,999
Christopher R. Bentley Annual Incentive Award for 2011 Restricted Stock Award
	—	—	—	—	—	—
	—	—	—	—	—	—

(1) The actual payment with respect to the fiscal 2011 annual incentive awards is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. The amounts reported in the threshold, target and maximum columns reflect the range of potential payments for fiscal 2011 that could have been made under the MIP in accordance with the financial goals determined by the Compensation Committee. Threshold amounts represent the minimum amount payable of 50% of the Target Annual Incentive Award for each NEO. If actual performance falls below the minimum level required, then payment of an award is at the discretion of the Compensation Committee and could be zero. Target amounts assume achievement of 100% of the Company's financial goals. The Maximum amounts shown represent theoretical maximum payments that could be made, however payout at the maximum has never been attained. For more information, see the explanation in the CD&A under the sub-heading “Variable Compensation”.

(2) Restricted Stock Awards – Amounts reported in the “All Other Stock Awards” column represent the number of restricted shares granted to each NEO under the 2006 and 2010 Equity Incentive Plans. The number of restricted shares was determined based upon the dollar value, as determined by the Compensation Committee, to be awarded to each executive and the closing market price of the Company's common stock on the date of grant.

Grants of Plan-Based Awards

The restricted stock awards granted to the Named Executive Officers in fiscal 2011 as reflected in the Grants of Plan-Based Awards Table were granted pursuant to the Company's 2006 and 2010 Equity Incentive Plans. These awards were made on the same terms as the awards granted to all other eligible employees. The material terms and conditions of these awards are as follows:

•

Each award vests at a rate of 25% per year beginning on the first anniversary of the date of grant;

•

The Board of Directors may determine the effect on an award of the disability, death, retirement or other termination of employment of a NEO and the extent to which, and the period during which, the NEO's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder;

•

The value of each award is based upon the number of shares of the Company's common stock that could be purchased at the closing market price of the Company's common stock on the date of grant.

For further information on the restricted stock awards included in the Grants of Plan Based Award Table, refer to the discussion of Long-Term Incentive Compensation on page 20 of this Proxy Statement.

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Fiscal 2011 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents for each of the Named Executive Officers, information with respect to the outstanding equity awards held by the NEOs at October 31, 2011.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)(2)	Option Grant Date	Option Expiration Date	Stock Award Grant Date(3)	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Arthur A. Bottone	-	-	-	-	-	2/26/2010	53,381	57,118
	-	-	-	-	-	2/8/2011	180,000	192,600
R. Daniel Brdar	-	-	-	-	-	-	-	-
Michael S. Bishop	5,075	-	7.75	8/12/2003	8/12/2013	3/25/2009	8,772	9,386
	7,500	-	16.41	11/12/2003	11/12/2013	4/30/2010	13,992	14,971
	7,500	-	13.78	3/30/2004	3/30/2014	4/6/2011	32,500	34,775
	8,000	-	8.17	4/20/2005	4/20/2015	6/15/2011	70,922	75,887
	8,000	-	10.45	3/14/2006	3/14/2016
	12,700	-	6.99	2/5/2007	2/5/2017
	12,750	4,250	8.74	1/30/2008	1/30/2018
Joseph G. Mahler	-	-	-	-	-	-	-	-
Anthony F. Rauseo	10,000	-	9.95	8/15/2005	8/15/2015	3/25/2009	12,500	13,375
	10,000	-	8.75	11/15/2005	11/15/2015	4/30/2010	19,432	20,792
	7,500	-	10.45	3/14/2006	3/14/2016	7/30/2010	37,214	39,819
	24,000	-	6.99	2/5/2007	2/5/2017	4/6/2011	105,555	112,944
	18,000	6,000	8.74	1/30/2008	1/30/2018
Christopher R. Bentley	-	-	-	-	-	-	-	-

(1) Options vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(2) Option exercise price is 100% of the closing price of the Company's common stock on the date of grant as reported on the NASDAQ.

(3) Restricted stock awards vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(4) The fair market value of unvested restricted stock awards is based on the per share closing market price of the Company's common stock on October 31, 2011 of $1.07.

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Fiscal 2011 Option Exercises and Stock Vested Table

The following table presents, for each of the Named Executive Officers, the number of shares of the Company's common stock acquired upon the vesting of restricted stock awards during fiscal 2011, and the aggregate value realized upon the vesting of such awards. There were no stock options exercised by any of the NEOs during fiscal 2011. For purposes of this table, the value realized is based upon the fair market value of the Company's common stock on each vesting date.

Name	Option Awards		Stock Awards (1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Arthur A Bottone	N/A	N/A	17,793(3)	31,138
R. Daniel Brdar	N/A	N/A	48,212(4)	98,835
Michael S. Bishop	N/A	N/A	9,049(5)	16,825
Joseph G. Mahler	N/A	N/A	27,840(6)	57,072
Anthony F. Rauseo	N/A	N/A	25,131(7)	40,315
Christopher R. Bentley	N/A	N/A	13,920(8)	28,536

(1) Represents the gross number of shares acquired and value received on vesting of restricted stock awards, without reduction for the number of shares withheld to pay applicable withholding taxes. Shares and value net of withholding are discussed in the footnotes below.

(2) The “Value Realized on Vesting” is computed by multiplying the number of shares of stock vested by the closing price of the Company's shares on the applicable vesting date.

(3) Represents the vesting of the first tranche (25%) of Mr. Bottone's February 26, 2010 grant of 71,174 shares of restricted stock in accordance with the term of the grant.

(4) Represents the vesting of the second tranche (25%) of Mr. Brdar's March 25, 2009 grant of 97,000 shares of restricted stock and the first tranche (25%) of his March 25, 2010 grant of 95,848 shares of restricted stock in accordance with the term of the grant.

(5) Represents the vesting of the first tranche (25%) of Mr. Bishop's March 25, 2009 grant of 17,544 shares of restricted stock and the second tranche (25%) of his April 30, 2010 grant of 18,655 shares of restricted stock in accordance with the term of the grant.

(6) Represents the vesting of the second tranche 25% of Mr. Mahler's March 25, 2009 grant of 56,000 shares of restricted stock and the first tranche (25%) of his March 25, 2010 grant of 55,363 shares of restricted stock in accordance with the term of the grant.

(7) Represents the vesting of the second tranche (25%) of Mr. Rauseo's March 25, 2009 grant of 25,000 shares of restricted stock; the first tranche (25%) of his April 30, 2010 grant of 25,909 shares of restricted stock; and the first tranche (25%) of his July 30, 2010 grant of 49,618 shares of restricted stock in accordance with the term of the grant.

(8) Represents the vesting of the second tranche (25%) of Mr. Bentley's March 25, 2009 grant of 28,000 shares of restricted stock and the first tranche (25%) of his April 25, 2010 grant of 27,682 shares of restricted stock in accordance with the term of the grant.

Employment Agreements and Change of Control and Severance

Messrs. Bottone, Bishop and Rauseo have agreements with the Company, under which they are eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change of control of the Company.

In reporting the estimated potential payments and benefits payable to each NEO in the event of termination of employment as of October 31, 2011, we assumed the terms of these agreements were applicable. The actual amounts that would be paid or distributed to the NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO's base salary and the market price of the Company's common stock. In addition, although we have entered into written arrangements to provide severance payments and benefits to certain of the NEOs in connection with a termination of employment under particular circumstances, we may mutually agree with the NEOs on severance terms that vary from those provided in these pre-existing agreements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously-vested stock options that he held. For more information about the NEOs' outstanding equity awards as of October 31, 2011, see “Fiscal 2011 Outstanding Equity Awards at Fiscal Year-End Table.”

In addition to the severance payments and benefits described in each NEO's individual agreement, these executive officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Mr. Bottone

On February 8, 2011, the Company entered into a new employment agreement (the “Agreement”) with Mr. Bottone upon his promotion to President and Chief Executive Officer. Under the Agreement, which is terminable by either party upon 30 days written notice, Mr. Bottone was entitled to an initial annual base salary of $340,000, to be reviewed at least annually by the Board of Directors, and a target annual incentive award opportunity equal to 50% of Mr. Bottone's base salary also to be determined and approved by the Board of Directors. Mr. Bottone was then granted a restricted stock award in connection with his promotion for 180,000 shares of the Company's common stock valued at $360,000, based on the closing market price at date of grant. The Agreement also provides Mr. Bottone with the opportunity to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company. The Agreement also contains non-disclosure provisions and prohibits Mr. Bottone from competing with the Company during the term of his employment and for a period of two years thereafter.

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In the event of a change in control of the Company resulting in a voluntary resignation by Mr. Bottone or, in the event Mr. Bottone's employment is terminated by the Company without cause, he is entitled to a severance payment in an amount equal to two times his then-current annual base salary as of the date of termination plus the average of the bonuses paid to him since the effective date of his employment agreement. In the event of termination of Mr. Bottone's employment by the Company for cause, the Company shall pay Mr. Bottone any base salary and vacation accrued but as yet unpaid on the effective date of such termination. Mr. Bottone's stock options and restricted stock awards granted shall accelerate and immediately vest upon a change of control.

On December 15, 2011, the Board of Directors approved the following modifications to Mr. Bottone's employment agreement:

a)

beginning in fiscal 2012, Mr. Bottone's target annual incentive award opportunity was increased to 90% of his base salary;

b)

in the event Mr. Bottone's employment is terminated without cause or he resigns for good reason, his severance benefits include payment of health insurance premiums (under COBRA) at the Company's expense for 12 months (or 18 months, if the termination event occurs pursuant to a change in control of the Company), unless such coverage is provided by a successor employer; and,

c)

in the event of a change in control of the Company resulting in a voluntary resignation by Mr. Bottone or, in the event Mr. Bottone's employment is terminated by the Company without cause, in each case during the period beginning three months prior to and ending 18 months after a change in control, he will be entitled to payment of severance benefits as described above.

The following table sets forth the potential (estimated) payments and benefits to which Mr. Bottone would be entitled upon termination of employment or following a change in control of the Company, as specified under his Agreement assuming each circumstance described below occurred on October 31, 2011.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BOTTONE

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3)	N/A	N/A	249,718
Payment for annual incentive award	-	-	-
Continued Health Insurance Premiums(5)	17,989	-	26,984
Severance payment(6)	$1,055,400	-	$1,055,400
TOTAL	$1,073,389	$-	$1,332,102

(1) For purposes of this analysis, we have assumed the executive's compensation is as follows: base salary equal to $366,200, annual incentive award payment approved for fiscal 2011 equal to $161,500, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 24 of this Proxy Statement. These amounts reflect the terms of the executive's compensation package approved by the Board of Directors, effective January 1, 2012.

(2) Assumes Mr. Bottone's date of termination of employment was October 31, 2011. The market price of the Company's common stock on October 31, 2011 was $1.07 per share.

(3) Mr. Bottone's employment agreement provides for accelerated vesting of his outstanding stock options and restricted shares upon a change in control of the Company. As of October 31, 2011, he held no outstanding stock options.

(4) The value of the restricted stock awards is based on 233,381 shares at $1.07 per share at October 31, 2011 that had not vested.

(5) Mr. Bottone is entitled to payment of continued health insurance for a period of 12 months upon termination without Cause or resignation for good reason and 18 months if termination without Cause pursuant to a change in control of the Company.

(6) Mr. Bottone is entitled to a severance payment equal to two years of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since the inception of his employment agreement.

Messrs. Bishop and Rauseo

Effective January 1, 2012, the Company entered into new agreements (the “Agreements”) with Messrs. Bishop and Rauseo. Under the Agreements, Mr. Bishop was entitled to an initial annual base salary of $228,100; Mr. Rauseo was entitled to an initial annual base salary of $269,200; and, each executive was entitled to an annual incentive award opportunity equal to 50% of his base salary to be determined and approved by the Compensation Committee. Messrs. Bishop and Rauseo are also eligible to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company.

In the event his employment is terminated by the Company without cause, or he resigns for Good Reason, he is entitled to a severance payment in an amount equal to six months of his base salary as of the date of termination. In the event of a change in control of the Company resulting in a voluntary resignation by him or, in the event his employment is terminated by the Company without cause, his outstanding stock options and restricted stock awards shall accelerate and immediately vest. In addition, he is entitled to a severance payment in an amount equal to one year of his base salary as of the date of termination plus the average of the bonuses paid to him since the inception of his appointment as an executive officer. In the event of termination of his employment by the Company for cause, the Company shall pay him any base salary and vacation accrued but as yet unpaid on the effective date of such termination.

The following table sets forth the potential (estimated) payments and benefits to which Messrs. Bishop and Rauseo would be entitled upon termination of employment or following a change in control of the Company, as specified under their Agreements assuming each circumstance described below occurred on October 31, 2011.

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POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BISHOP

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3)	N/A	N/A	$135,019
Payment for annual incentive award	-	-	-
Continued Health Insurance Premiums(5)	7,673	-	15,345
Severance payment(6)	$114,050	-	$287,950
TOTAL	$121,723	$-	$438,314

(1) For purposes of this analysis, we have assumed the executive's compensation is as follows: base salary equal to $228,100, annual incentive award payment approved for fiscal 2011 equal to $59,850, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 24 of this Proxy Statement. These amounts reflect the terms of the executive's compensation package approved by the Compensation Committee, effective January 1, 2012.

(2) Assumes the executive's date of termination of employment was October 31, 2011. The market price of the Company's common stock on October 31, 2011 was $1.07 per share.

(3) Assuming termination occurs for any reason other than for Cause, Mr. Bishop is entitled to accelerated vesting of his outstanding stock options and restricted stock awards upon a change in control of the Company. As of October 31, 2011 all stock options were out-of-the-money.

(4) The value of the restricted stock awards is based on 126,186 shares at $1.07 per share at October 31, 2011 that had not vested.

(5) Mr. Bishop is entitled to payment of continued health insurance for a period of six months in the event his employment is terminated without Cause or he resigns for good reason and 12 months if his employment is terminated without Cause pursuant to a change in control of the Company.

(6) In the event Mr. Bishop's employment is terminated without Cause or he resigns for Good Reason, he is entitled to a severance payment equal to six months of his base salary; in the event his employment is terminated without Cause pursuant to a change in control of the Company, he is entitled to 12 months of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since the inception of his employment agreement.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. RAUSEO

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3)	N/A	N/A	$186,930
Payment for annual incentive award	-	-	-
Continued Health Insurance Premiums(5)	8,995	-	17,989
Severance payment(6)	$134,600	-	$343,300
TOTAL	$143,595	$-	$548,219

(1) For purposes of this analysis, we have assumed the executive's compensation is as follows: base salary equal to $269,200, annual incentive award payment approved for fiscal 2011 equal to $74,100, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 24 of this Proxy Statement. These amounts reflect the terms of the executive's compensation package approved by the Compensation Committee, effective January 1, 2012.

(2) Assumes the executive's date of termination of employment was October 31, 2011. The market price of the Company's common stock on October 31, 2011 was $1.07 per share.

(3) Assuming termination occurs for any reason other than for Cause, Mr. Rauseo is entitled to accelerated vesting of his outstanding stock options and restricted stock awards upon a change in control of the Company. As of October 31, 2011 all stock options were out-of-the-money.

(4) The value of the restricted stock awards is based on 174,701 shares at $1.07 per share at October 31, 2011 that had not vested.

(5) Mr. Rauseo is entitled to payment of continued health insurance for a period of six months in the event his employment is terminated without Cause or he resigns for good reason and 12 months if his employment is terminated without Cause pursuant to a change in control of the Company. Although Mr. Rauseo is not currently enrolled in the Company's health insurance plan, we assumed coverage was elected because termination of employment is a qualifying event under IRS rules.

(6) In the event Mr. Rauseo's employment is terminated without Cause or he resigns for Good Reason, he is entitled to a severance payment equal to six months of his base salary; in the event his employment is terminated without Cause pursuant to a change in control of the Company, he is entitled to 12 months of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since the inception of his employment agreement.

Mr. Brdar

Mr. Brdar, the former Chairman, Chief Executive Officer and President, resigned from the Company on February 8, 2011. Under the terms of his employment agreement, Mr. Brdar was not entitled to, and did not receive, a severance payment or any other benefits. Mr. Brdar was paid a fee of $15,000 for his continued participation on the Board of Directors as Chairman through the Annual Meeting held on April 7, 2011.

Mr. Mahler

Mr. Mahler, the former Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary resigned from the Company on June 17, 2011. Under the terms of his employment agreement, Mr. Mahler was not entitled to, and did not receive, a severance payment or any other benefits.

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Mr. Bentley

Mr. Bentley, the former Executive Vice President, Government R&D Operations, Strategic Manufacturing Development retired from the Company on July 1, 2011. Mr. Bentley received a severance payment in the amount of $90,969 which was calculated in accordance with the Company's severance policy generally provided to other employees. The policy provides one week of base salary per year of service for the first ten years of service plus two weeks of base salary for each incremental service year over ten years; and payment for accrued but unused vacation time; and reimbursement for health insurance premiums for a period of six months. The amount of severance paid to Mr. Bentley is reported in the Summary Compensation Table on page 22 of this proxy statement.

DIRECTOR COMPENSATION

The Board of Directors periodically reviews director compensation. The compensation and benefit program for non-employee directors described below was approved by the Board of Directors in fiscal 2005 and was amended by the Board in fiscal 2008. In recommending this program to the Board of Directors, the Compensation Committee was guided by the following goals: compensation should fairly pay directors, compensation should align directors' interests with the long-term interests of our shareholders and the structure of the compensation should be simple, transparent and easy for our shareholders to understand.

The compensation of the directors includes a combination of both cash and equity. Directors receive an annual retainer and committee member and chair fees. Directors may elect to receive these fees in cash, shares of the Company's common stock or stock options to purchase shares of the Company's common stock. In addition, directors also receive an annual long-term equity incentive award. Following is a description of the components of the director compensation program.

New Board Members

Upon election to the Board of Directors, a non-employee director is granted a non-qualified stock option to purchase 40,000 shares of the Company's common stock.

Annual Director Compensation

The standard fee arrangements for non-employee directors include a retainer of $30,000 per year for service as a director. In addition, committee fees have been established based upon the expected number of meetings and level of activity during the year. Non-Chair committee fees are $5,000 for the first committee of which the director is a member and $2,500 for each additional committee of which the director is a member. Chair committee fees are $12,500 for the Compensation, Audit and Finance, Executive, Government Affairs and Nominating and Corporate Governance Committees. The non-employee Chairman of the Board receives a fee of $20,000 annually.

All director fees are payable, at the option of the non-employee director, in cash, shares of the Company's common stock or a stock option to purchase shares of the Company's common stock.

In addition to the fees described above, the non-employee directors also receive a long-term equity incentive award valued at $28,000 per year which may be delivered in the form of shares of the Company's common stock or a stock option to purchase shares of the Company's common stock (at the election of the director).

If a non-employee director chooses to receive his long-term equity incentive award or his director fees in the form of a stock option to purchase shares of the Company's common stock, the total number of shares of common stock subject to the option is based on a Black-Scholes calculation as determined on or about the date of the Company's annual meeting of shareholders. The exercise price of any such stock option will be equal to the closing market price of the Company's common stock on such date. These stock options vest at the rate of 25% per quarter from the date of grant.

In 2011, the Compensation Committee engaged Compensia to perform a competitive market analysis of each component of the director compensation program. Compensia developed a Peer Group consisting of 16 publicly traded companies which are listed on page [ ] of this proxy statement. Based on this review, the Compensation Committee determined that the base cash retainer fees and the total average cash fees (including retainers, committee and chair fees, and meeting fees) were consistent with the median values provided to the directors of the Peer Group companies.

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In April 2011, the Board of Directors decided to terminate the 33% reduction in director compensation that had previously been implemented. This decision was based on the Company's overall performance for fiscal 2010 and the desire to minimize retention risks. This decision was consistent with the actions taken by the Compensation Committee in fiscal 2011 relative to the compensation of the NEOs. This action is reflected in the Director Compensation Table for fiscal 2011.

Directors Deferred Compensation Plan

Pursuant to the Company's Directors Deferred Compensation Plan, directors may elect to defer until a predetermined date or until they leave the Board of Directors, receipt of all or a portion of their fees, whether paid in cash or equity. The election to defer receipt of all or a portion of their fees must be made by the director prior to December 31st of each calendar year or, with respect to a newly eligible director, within 30 days after such director becomes eligible to participate in the Directors Deferred Compensation Plan.

Reimbursement of Expenses

The Company reimburses directors for reasonable expenses incurred in connection with the performance of their duties as directors.

FISCAL 2011 DIRECTOR COMPENSATION TABLE

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)(2)
Richard A. Bromley	-	-	73,000	-	73,000
James Herbert England	40,000	-	28,000	-	68,000
James D. Gerson	30,000	-	43,000	-	73,000
William Lawson	30,000	43,000	-	-	73,000
George K. Petty	-		73,000	-	73,000
John A Rolls.	-	-	83,000(3)	-	83,000
Togo Dennis West Jr.	-	65,500	-	-	65,500

(1) The amounts reported represent of the aggregate grant date fair value of the stock option computed in accordance with ASC Topic 718.

(2) The amount reported represents the aggregate dollar amount of all fees and other remuneration earned for services as a director, including annual retainer fees, committee and/or chair fees.

(3) Includes fee of $20,000 for role as Chairman of the Board of Directors.

THE FOLLOWING TABLE SETS FORTH THE NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2011 BY FEE TYPE.

Name of Director	Long-Term Incentive Equity Award ($)	Annual Retainer Fees ($)	Committee Participation Fees ($)	Total ($)(1)
Richard A. Bromley	28,000	30,000	15,000	73,000
James Herbert England	28,000	30,000	10,000	68,000
James D. Gerson	28,000	30,000	15,000	73,000
William Lawson	28,000	30,000	15,000	73,000
George K. Petty	28,000	30,000	15,000	73,000
John A Rolls.	28,000	30,000	25,000(3)	83,000
Togo Dennis West Jr.	28,000	30,000	7,500	65,500

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 31, 2012 with respect to: (a) the shareholders known to us to own beneficially more than 5% of the outstanding common stock of FuelCell; (b) each of our directors; (c) each of our executive officers named in the Summary Compensation Table under the heading “Executive Compensation”; and (d), all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock they beneficially own. Applicable percentage ownership is based on 140,589,052 shares of common stock outstanding. In computing the number of shares of common stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 31, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

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Unless indicated otherwise the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

Name	Position		Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned
Arthur A. Bottone	President & Chief Executive Officer; Director		324,353	*
R. Daniel Brdar	Former President, Chief Executive Officer & Chairman		-	*
Christopher R. Bentley	Former Executive Vice President, Government R&D Operations & Strategic Manufacturing Development	(2)	290,530	*
Michael S. Bishop	Senior Vice President, Chief Financial Officer, Corporate Secretary & Treasurer	(3)	236,262	*
Joseph G. Mahler	Former Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer & Corporate Strategy		230,700	*
Anthony F. Rauseo	Senior Vice President & Chief Operating Officer	(4)	347,212	*
Richard A. Bromley	Director	(5)	150,779	*
James Herbert England	Director	(6)(7)	331,299	*
James D. Gerson	Director	(8)	1,395,564.99%
William A. Lawson	Director	(9)	196,618	*
George K. Petty	Director	(6)(10)	397,860	*
John A. Rolls	Director	(11)	794,125	*
Togo Dennis West, Jr.	Director	(12)	121,639	*
Blackrock Fund Advisors 400 Howard Street San Francisco, CA 94105-2618		(13)	7,074,715	5.03%
Capital Ventures International Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111		(14)	7,583,333	5.39%
POSCO Power Posteel Tower 20th Floor 735-3 Yeoksam-Dong Gangnam-Gu Seoul 135-080 Korea		(15)	10,786,418	7.67%
All Directors and Executive Officers as a Group	(13 persons)	(16)	4,102,601	2.92%

* Less than one percent.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2) Mr. Bentley's shareholdings include 100 shares held by his wife, Karen Bentley. Mr. Bentley disclaims beneficial ownership of the securities held by his wife.

(3) Mr. Bishop's shareholdings include options to purchase 65,775 shares of Common Stock, which are currently exercisable.

(4) Mr. Rauseo's shareholdings include options to purchase 75,500 shares of Common Stock, which are currently exercisable.

(5) Mr. Bromley's shareholdings include options to purchase 150,779 shares of Common Stock, which are currently exercisable.

(6) Mr. England and Mr. Petty, by virtue of being directors of Enbridge Inc., may each be deemed to beneficially own 193,110 shares of common stock which are issuable upon conversion of the FuelCell Energy, Inc. Ltd. Series 1 Preferred stock held by Enbridge Inc.

(7) Mr. England's shareholdings include options to purchase 98,189 shares of Common Stock, which are currently exercisable.

(8) Mr. Gerson's shareholdings include options to purchase 127,775 shares of Common Stock, which are currently exercisable. Mr. Gerson's shareholdings include 241,800 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by the private foundation.

(9) Mr. Lawson's shareholdings include options to purchase 70,797 shares of Common Stock, which are currently exercisable.

(10) Mr. Petty's shareholdings include options to purchase 203,264 shares of Common Stock, which are currently exercisable.

(11) Mr. Rolls' shareholdings include options to purchase 186,125 shares of Common Stock, which are currently exercisable.

(12) Secretary West's shareholdings include options to purchase 88,558 shares of Common Stock, which are currently exercisable.

(13) Based upon the Company’s records as of January 27, 2012.

(14) Based upon the Company’s records as of January 27, 2012.

(15) Based upon the Company’s records as of January 27, 2012.

(16) Includes options to purchase 1,066,762 shares of Common Stock, which are currently exercisable, and 193,110 shares of Common Stock issuable upon conversion of the FuelCell Energy, Ltd. Series 1 Preferred Stock.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, filings for the fiscal year ended October 31, 2011 were made on a timely basis with the exception of one late Form 4 filing for Mr. Rolls on June 22, 2011 reporting a purchase of shares on June 17, 2011.

Certain Relationships and Related Transactions

It is the Company's policy that related-party transactions are reviewed to ensure that the terms of such transactions are no less favorable to the Company than it could have obtained from an unaffiliated third party. The Audit and Finance Committee receives reviews related party transactions and any modifications thereto and consults with management, legal counsel, and the independent auditors to ensure that such transactions are effected and disclosed in conformity with applicable legal requirements and the Company's Code of Ethics and Conduct Code of Conduct.

The below information is to the Company's knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 5% of the Company's Common Stock.

Enbridge Inc.

Messrs. England and Petty are each directors of Enbridge.

Enbridge is a global leader in energy transportation and distribution. A 2.2 MW DFC-ERG unit was installed at Enbridge's headquarters in Toronto during the fiscal fourth quarter of 2008. During fiscal year 2011, the Company recognized revenue of approximately $0.2 million related to spare part sales and power plant servicing provided to Enbridge. The Company believes that the terms of its transactions with Enbridge are no less favorable to the Company than it could have obtained from an unaffiliated third party.

On March 31, 2011, the Company entered into an agreement with Enbridge, Inc. (“Enbridge”) to modify the Class A Cumulative Redeemable Exchangeable Preferred Shares agreement (the “Series 1 preferred share agreement”) between FCE Ltd, a wholly-owned subsidiary of FuelCell Energy, and Enbridge, the sole holder of the Series 1 preferred shares. Consistent with the previous Series 1 preferred share agreement, FuelCell continues to guarantee the return of principal and dividend obligations of FCE Ltd. to the Series 1 preferred shareholders under the modified agreement. Under the original Series 1 Preferred Shares provisions, FCE Ltd. had an accrued and unpaid dividend obligation of approximately Cdn. $12.5 million representing the deferral of dividends plus additional dividends thereon. Payment was originally due to Enbridge as of December 31, 2010, but was subsequently extended based on mutual consent. Under the modified share provisions, the Company was required to make (i) equal quarterly return of capital cash payments to the holders of the Series 1 Preferred Shares on the last day of each calendar quarter starting on March 31, 2011 and ending on December 31, 2011 and (ii) additional return of capital cash payments, as consideration for the one-year deferral, calculated at a 9.8 percent rate per annum on the unpaid Cdn. $12.5 million obligation, which additional payments will also be made to the holders of the Series 1 Preferred Shares on the last day of each calendar quarter starting on March 31, 2011 and ending on December 31, 2011. Dividends accrue at a 1.25% quarterly rate on the unpaid principal balance, and additional dividends will accrue on the cumulative unpaid dividends (inclusive of the Cdn$12.5 million unpaid dividend balance as of the modification date) at a rate of 1.25% per quarter, compounded quarterly.

Under the original Series 1 Preferred Shares provisions, FCE Ltd. was to make annual dividend payments totaling Cdn. $1,250,000. The modified terms of the Series 1 Preferred Shares adjust these payments to (i) annual dividend payments of Cdn$500,000 and (ii) annual return of capital payments of Cdn. $750,000. These payments commenced on March 31, 2011 and will end on December 31, 2020. Additional dividends accrue on cumulative unpaid dividends at a 1.25 percent quarterly rate, compounded quarterly, until payment thereof. On December 31, 2020 the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn$21.1 million and the balance of the principal redemption price of Cdn$4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the Series 1 Preferred Shares provisions.

The Company made its scheduled payments of Cdn. $10.9 million during fiscal 2011 under the terms of the modified agreement, including the recording of interest expense of approximately Cdn. $2.3 million. As of October 31, 2011, the carrying value of the Series 1 Preferred shares was Cdn.$16.6.

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POSCO Power

POSCO Power, a subsidiary of our South Korean strategic partner, POSCO, holds 10,786,418 shares; approximately 7.67% of the Company's common stock of which 3,822,630 shares were acquired in February 2007 and 6,963,788 shares were acquired in October 2009. On October 27, 2009, we entered into a Stack Technology Transfer and License Agreement (the “2009 Agreement”) with POSCO Power allowing POSCO Power to produce fuel cell stack modules from cells and components provided by us. These fuel cell modules will be combined with balance of plant manufactured and locally sourced in South Korea to complete electricity-producing fuel cell power plants for sale in South Korea. The 2009 Agreement provided for an upfront license fee of $10.0 million as well as an ongoing royalty, initially set at 4.1 percent of the revenues generated by sales of the fuel cell stack modules manufactured and sourced by POSCO Power.

During fiscal year 2011, the Company recognized revenue of approximately $53.9 million for power plant sales and long-term service agreements with POSCO Power. The Company believes that the terms of its transactions with POSCO Power are no less favorable to the Company than it could have obtained from an unaffiliated third party.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to the Company's equity compensation plans and warrants as of the end of the fiscal year ended October 31, 2011.

Plan Category	Number of Common Shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by shareholders:
Equity incentive plans(1)	3,320,558	$8.25	1,305,635
Employee stock purchase plan	92,668	$.91	905,392
Plans not approved by shareholders:	--	--	--
TOTAL	3,413,226	$8.05	2,211,027
(1) Includes the Company’s 2006 and 2010 Equity Incentive Plans.

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AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2011, the Audit and Finance Committee of the Board reviewed the quality and integrity of the Company's consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of KPMG LLP, its independent registered public accounting firm, the performance of KPMG LLP and other significant audit matters as required by the Company.

In performing its responsibilities, the Audit and Finance Committee has reviewed and discussed with management and KPMG LLP, the audited consolidated financial statements in FuelCell's Annual Report on Form 10-K for the year ended October 31, 2011. The Audit and Finance Committee has also discussed with KPMG LLP matters required to be discussed by Statement of Auditing Standards 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200 T.

Pursuant to the applicable requirements of the PCAOB regarding the independent auditors' communication with the Audit and Finance Committee concerning independence, the Audit and Finance Committee received written disclosure and the letter from the independent auditors, and discussed with the auditors their independence. The Audit Committee has concluded that KPMG's independence had not been impaired.

Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

James D. Gerson (Chairman)

J. H. England

George K. Petty

John A. Rolls

Independent Registered Public Accounting Firm Fees

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company's annual consolidated financial statements, the effectiveness of internal controls over financial reporting, reviews of each of the quarterly consolidated financial statements included in the Company's Forms 10-Q, and services related to SEC filing matters. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2011 were $449,600. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2010 were $381,285.

Audit-Related Fees

Audit-related fees represent the audit of the Company’s employee benefit plan, services provided in connection with SEC registration statements and services provided in conjunction with equity offerings.

The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2011 were $27,500 related to services provided in connection with certain agreed upon procedures and an audit of the Company's 401(k) Retirement Savings plan financial statements.

The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2010 were $83,045 related to services provided in connection with SEC registration statements, a review of documents for an equity transaction completed during the year and an audit of the Company's 401(k) Retirement Savings plan financial statements.

Tax Fees

There were no fees paid to KPMG LLP for tax services for the fiscal year ended October 31, 2011 or the fiscal year ended October 31, 2010.

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Other Fees

Other than fees relating to the services described above under Audit Fees, Audit-Related Fees and Tax Fees, there were no additional fees billed by KPMG LLP for services rendered to the Company for the fiscal year ended October 31, 2011 or the fiscal year ended October 31, 2010.

As set forth in its charter, it is the policy of our Audit and Finance Committee to pre-approve all audit and non-audit services provided by KPMG LLP. Our Audit and Finance Committee has considered whether the provision of KPMG LLP's services other than for the annual audit and quarterly reviews is compatible with its independence and has concluded that it is.

Proposal 2  Ratification of Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board has selected KPMG LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for 2012. KPMG LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2011.

KPMG representatives are expected to attend the 2012 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that Shareholders vote “for” approval of Proposal no. 2

Proposal 3  Amendment of the Fuelcell Energy, Inc. 2010 Equity Incentive Plan

The FuelCell Energy, Inc. 2010 Equity Incentive Plan (the “2010 Plan”) was adopted by the Board of Directors of FuelCell on January 29, 2010, and approved by the stockholders of the Company at their annual meeting on March 25, 2010. The Board of Directors has approved a proposed amendment to increase the maximum number of authorized but unissued shares of Common Stock reserved for the grant of awards under the 2010 Plan from 2,500,000 shares to 7,500,000 shares. For more information regarding the 2010 Plan, please read the full text of the 2010 Plan, as proposed to be amended, included as Annex B of this proxy statement, and the summary of its material terms, as proposed to be amended, included as Annex A of this proxy statement.

The 2010 Plan is an equity incentive plan pursuant to which FuelCell may grant equity-based awards to employees, directors and consultants of the Company or any parent or subsidiary of the Company. We believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees', officers' and directors' focus on personal responsibility, creativity and stockholder returns. Equity incentives such as stock options and restricted stock units also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense. While equity is a strategic tool for recruitment and retention, we also carefully manage stock option and restricted stock unit issuances and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range.

The 2010 Plan is administered by the Compensation Committee comprised of directors meeting (i) the “independent director” definition set forth in The Nasdaq Marketplace Rules applicable to FuelCell, (ii) the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act, and (iii) as appropriate, other applicable laws. Except as may otherwise be provided in the 2010 Plan, the Compensation Committee has complete authority and discretion to determine the terms of awards.

As of January 31, 2012, there were 639,403 shares available for future grants. Accordingly, the Board believes that the Amendment is necessary to provide us with enough shares to continue our program of equity-based incentive compensation.

As amended, the 2010 Plan will continue to authorize the grant of Non-statutory Stock Options (“NSOs”), Incentive Stock Options (“ISOs”), Stock Appreciation Rights (“SARs”), Restricted Stock (“RSAs”), Restricted Stock Units (“RSUs”), Performance Shares, Performance Units, Dividend Equivalent Rights (“DERs”), and Other Stock-Based Awards covering up to 7,500,000 shares of Common Stock.

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The 2010 Plan includes many provisions designed to protect shareholder interests and promote effective corporate governance including:

•

The number of shares available for issuance under the plan does not adjust based upon the number of outstanding shares of common stock;

•

Options and stock appreciation rights may not be priced at less than the fair market value of our common stock on the grant date;

•

Re-pricing of options and stock appreciation rights requires shareholder approval;

•

The 2010 Plan requires a minimum period for ratable vesting of options, shares of restricted stock and stock appreciation rights of three years for all time-based awards not issued to directors and one year for all performance-based awards, to the extent such awards may be paid in shares of our common stock;

•

Material amendments of the 2010 Plan require shareholder approval; and

•

The 2010 Plan is administered by an independent committee of our Board of Directors.

Plan Benefits

The amount and timing of awards granted under the 2010 Plan are determined in the discretion of the Compensation Committee and therefore cannot be determined in advance. The future awards that would be received under the 2010 Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time.

For the foregoing reasons the Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 3

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Proposal 4  Amendment of the Fuelcell Energy, Inc. Amended & Restated Articles of Incorporation Increasing Its Authorized Common Stock From 225,000,000 Shares to 275,000,000 Shares

General Description of Proposal

The Board of Directors has approved a proposed amendment to Article FOURTH of the Articles of Incorporation of the Company (the “Articles”) that increases the number of authorized shares of Common Stock from 225,000,000 shares to 275,000,000 shares. An increase in the number of authorized shares will not have a dilutive effect on the value of each shareholder's Common Stock; only the actual issuance of additional Common Stock would have such an effect. The following table summarizes our Common Shares authorized, outstanding and reserved:

Current Authorized Shares	225,000,000
Proposed Increase in Authorized Shares	50,000,000
Proposed New Authorization:	275,000,000
Shares available for issuance (Pre-increase)	32,768,940
Shares available for issuance (Post-increase)	82,768,940
Common shares Outstanding and Reserved:
Shares Outstanding as of January 31, 2012	140,589,052
Shares reserved for issuance under Equity Plans as of January 31, 2012	4,377,405
Shares requested under the amended 2010 Equity Plan (per page 44 of this proxy)	5,000,000
Shares reserved for issuance under the ESPP Plan as of January 31, 2012	905,392
Shares issuable upon conversion of our 5% Series B Cumulative Convertible Perpetual Preferred Stock	5,448,512
Shares potentially issuable under Series 1 preferred shares issued by FuelCell Energy, Ltd as of January 31, 2012 to satisfy dividend or conversion requirements (1)	25,750,271
Shares upon the exercise of the same number of warrants issued in conjunction with a registered direct offering which closed on January 13, 2011	10,160,428
TOTAL COMMON STOCK OUTSTANDING AND RESERVED	192,231,060

(1) The Company has dividend and return of capital obligations payable to Enbridge, Inc. under the Series 1 preferred shares issued by FuelCell Energy, Ltd, our wholly-owned Canadian subsidiary. Certain of these obligations are payable in shares of common stock (in lieu of cash), at the option of the Company. For the purposes of this calculation, the potential number of shares required to settle all obligations were calculated as of January 31, 2012 based on a 1 to 1 foreign exchange rate and an assumed average market price of FuelCell Energy, Inc.'s common stock of $.98 based on the closing price on January 31, 2012.

The Board of Directors is recommending this increase in authorized shares of Common Stock primarily to give the Company appropriate flexibility to issue shares to satisfy the agreements described above and for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the NASDAQ Exchange or any stock exchange on which the Company's Common Stock may then be listed. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes. Except as described above, there are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. However, the Board believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility for corporate action in the future.

Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

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Rights of Additional Authorized Shares

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. Our stockholders do not have preemptive rights with respect to our Common Stock. Accordingly, should the Board of Directors elect to issue additional shares of our Common Stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Amendment

Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the annual meeting.

For the foregoing reasons the Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 4.

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ADDITIONAL INFORMATION AND OTHER MATTERS

General

The record date for the Annual Meeting is February 13, 2012. Holders of shares of the Company's common stock, par value $.0001 per share (“Common Stock”), as of the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share held on the record date.

Shareholder Proposals for the 2013 Annual Meeting

Shareholders who wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2013 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company at the following address in accordance with all applicable rules and regulations of the SEC no later than October 27, 2012.

FuelCell Energy, Inc.

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06813

In addition, all proposals must comply with Rule 14a-8 of the Securities Exchange Act of 1934.

Quorum and Vote Required

As of the record date, there were [X] shares of Common Stock issued and outstanding. The holders of a majority of the shares of Common Stock entitled to vote as of the record date present, in person or by proxy will constitute a quorum at the meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of the directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors (Proposal No. 2), and the amendment of the Company's 2010 Equity Incentive Plan (Proposal No 3). The amendment of the Company's Articles of Incorporation (Proposal No. 4) requires the affirmative vote of a majority of the shares outstanding. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on proposals 1 and 3, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to proposals 2 and 4, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Voting by Proxy

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet, by mail or telephone by following the instructions provided in the Notice, or, on the proxy card. The persons named as attorneys-in-fact in the proxy, Arthur A. Bottone and Michael S. Bishop, were selected by the Board of Directors. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the Annual Meeting. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the directors named in this Proxy Statement, FOR the ratification of the appointment of our auditors and FOR the amendment of the 2010 Equity Incentive Plan. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

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Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. We have also hired Alliance Advisors to assist in the solicitation of proxies. Fees for this service are estimated to be $7,500, plus out-of-pocket expenses, to assist in the solicitation. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

Annual Report and Form 10-K

Additional copies of the Company's Annual Report to Shareholders for the Fiscal year ended October 31, 2011 and copies of the Company's Annual Report on form 10-K for the fiscal year ended October 31, 2011 as filed with the securities and exchange commission are available to shareholders without charge upon written request addressed to: FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813 attn: Investor Relations or are also available through the company's website at www.fuelcellenergy.com.

Other Matters

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

FuelCell Energy, Inc. Annual Meeting of Shareholders

April 5, 2012, 10:15a.m. Eastern Standard Time

NASDAQ Market Site

4 Times Square

New York, NY

Information About Advance Registration for Attending the Annual Meeting

In accordance with the security procedures of the Company and NASDAQ, admission to the annual meeting will be restricted to holders of record and beneficial owners of FuelCell Energy voting securities as of the record date February 13, 2012. You will need to provide a valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the annual meeting. Meeting attendance requires advance registration. Please contact the office of the corporate secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the meeting.

•

If you are a holder of record of FuelCell Energy, you should indicate that you plan to attend the meeting when submitting your proxy by checking the box (Yes) in the the bottom left corner of your Proxy Card.

•

If you are a beneficial owner of FuelCell Energy voting securities held by a bank, broker or other nominee, you will also need an admission ticket or proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your FuelCell Energy voting securities held by a bank, broker or other nominee, you will have to obtain a proxy, executed in your favor, from the holder of record.

Directions to the NASDAQ Market Site will be available in the Investor Relations section of the Company’s web site at www.fuelcellenergy.com. If you have questions regarding admission to the annual meeting you may contact the office of the corporate secretary at:

Office of the Corporate Secretary

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, CT 06813-1305

(203) 825-6102

corporatesecretary@fce.com

Please include the following information with your inquiry:

•

Your name and complete mailing address;

•

Your email address; and

•

Proof that you own FuelCell shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

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Annex A - General Description of the Amended and Restated FuelCell Energy, Inc. 2010 Equity Incentive Plan

In January 2010, the Board adopted the Company's 2010 Equity Incentive Plan (the “Incentive Plan”) and it was approved by our stockholders on March 25, 2010. The following summary of the Incentive Plan reflects the amendment proposed to be adopted by the Company's stockholders at the 2012 Annual Meeting and is qualified in its entirety by the specific language of the Incentive Plan, as proposed to be amended, which is attached as Annex B.

General

Overview

The Incentive Plan is an equity incentive plan pursuant to which the Company may grant employees, directors and consultants equity based awards. The Incentive Plan will be used by the Company for awards going forward, but it does not terminate, subsume or otherwise alter the grants currently outstanding under the Company's other incentive plans. Such awards and plans will remain outstanding pursuant to their terms.

Purpose

The purpose of the Incentive Plan is to advance the Company's interests by aligning the long-term interests of employees, directors and consultants with those of stockholders, and by assisting the Company in competing effectively with other enterprises to attract, motivate and retain the best available individuals for service to the Company.

Types of Awards

The Incentive Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalent Rights and Other Stock Based Awards (each as described more specifically below).

Common Stock Available Under the Plan

Assuming shareholders approve this proposal, a total of 7,500,000 shares of the Company's common stock, par value $.0001 per share (the “Common Stock”), will be reserved for issuance pursuant to the Incentive Plan. If an award expires or is terminated or canceled without having been exercised or settled in full, or is forfeited back to or repurchased by the Company, the shares underlying the unused portion of the award will become available again for future grant or sale under the Incentive Plan. Further, shares are not deemed issued under the Incentive Plan with respect to any portion of an award that is settled in cash. If the exercise or purchase price of an award is paid for through the tender of shares, or tax withholding obligations are met through the tender or withholding of shares, those shares so tendered or withheld will be returned to the pool of shares reserved and again be available for issuance under the Incentive Plan.

Administration of the Plan

The Incentive Plan will be administered by a committee of the Company's board of directors comprised of directors meeting (i) the “independent director” definition set forth in The Nasdaq Marketplace Rules applicable to the Company, (ii) the “non-employee director” definition set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) as appropriate, all other applicable laws (the “Administrator”). In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Administrator will consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code to enable the Company to receive a federal tax deduction for certain compensation paid under such awards. Subject to the terms of the Incentive Plan, the Administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award (subject to the limits under the Incentive Plan), the exercisability of the awards and the form of consideration payable upon exercise.

Eligibility

Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares and Other Stock Based Awards may be granted under the Incentive Plan to the Company's employees, directors and consultants, and employees and consultants of any of the Company's subsidiary companies. Incentive Stock Options may be granted only to employees of the Company or any subsidiary of the Company.

Limitations

Section 162(m) of the Internal Revenue Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of the Company's executive officers. In order to preserve the Company's ability to deduct the compensation income associated with Stock Options and Stock Appreciation Rights granted to such persons, the Incentive Plan provides that no employee, director or consultant may be granted, in any fiscal year, Stock Options or Stock Appreciation Rights to purchase more than an aggregate of 250,000 shares of Common Stock.

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Directors

Our non-employee directors are entitled to receive a cash retainer each year beginning on the date of the annual meeting of the board of directors, board and committee meeting fees, and an annual equity grant as outlined in the Director Compensation section of this Proxy. Each such director may elect in advance to receive the cash retainer and meeting fees in an equivalent amount of Stock Options or shares of Common Stock, and the equity grant in Stock Options or shares of Common Stock.

Types of Awards under the Incentive Plan

1.

Stock Options: A Stock Option is the right to purchase shares of Common Stock at a fixed exercise price for a fixed period of time. Stock Options may be either Incentive Stock Options or Nonstatutory Stock Options. Each Stock Option will be evidenced by a Stock Option agreement and is subject to the following terms and conditions:

(a)

Number of Options: The Administrator will determine the number of shares granted to any eligible individual pursuant to a Stock Option.

(b)

Exercise Price: The Administrator will determine the exercise price of options granted under the Incentive Plan at the time the options are granted, but with respect to Nonstatutory Stock Options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code or for the exemption from deferred compensation under Section 409A of the Internal Revenue Code, and all Incentive Stock Options the exercise price will be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of an Incentive Stock Option granted to any participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Common Stock generally is determined with reference to the closing sale price on the day the option is granted.

(c)

Exercise of Option; Form of Consideration: The means of payment for shares issued upon exercise of an option will be specified in each option agreement. To the extent permitted by applicable law, the Incentive Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock (with some restrictions), cashless exercises, any combination of the prior methods of payment or any other form of consideration permitted by applicable law.

(d)

Term of Option: The term of Stock Options granted under the Incentive Plan will be stated in the option agreement and will not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock, the term of an Incentive Stock Option must not exceed five years. No option may be exercised after the expiration of its term.

(e)

Termination of Service: After termination of service, an option holder may exercise his or her option for the period of time determined by the Administrator and stated in the option agreement. In the absence of a time specified in a participant's award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant's service terminates due to the participant's death or disability, in which case the participant or, if the participant has died, the participant's estate, beneficiary designated in accordance with the Administrator's requirements or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within one year from the date of such termination.

2.

Stock Appreciation Rights: A Stock Appreciation Right is the right to receive the appreciation in the fair market value of the Common Stock between the date of grant and the exercise date for that number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The Company may pay the amount of the appreciation in either cash, in shares of Common Stock with equivalent value, or in some combination of Common Stock and cash, as determined by the Administrator. Each award of Stock Appreciation Rights will be evidenced by an award agreement specifying the terms and conditions of the award. The Administrator determines the exercise price of Stock Appreciation Rights, the vesting schedule and other terms and conditions of Stock Appreciation Rights, provided that, the exercise price will be no less than the fair market value of the Common Stock on the grant date and the term of a Stock Appreciation Right shall not exceed ten years from the grant date.

3.

Restricted Stock: Restricted Stock awards are grants of shares of Common Stock that vest in accordance with terms and conditions established by the Administrator, provided that, in no event will any portion of an award of Restricted Stock vest earlier than three years following the grant date, except vesting may be accelerated in the event of the participant's retirement, death or disability. The Administrator may impose whatever conditions to vesting it determines to be appropriate including, if the Administrator has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, that the Restricted Stock will vest based on the achievement of performance goals. Each award of Restricted Stock will be evidenced by an award agreement specifying the terms and conditions of the award. The Administrator will determine the number of shares of restricted stock granted to any employee. The Administrator also determines the purchase price of any grants of Restricted Stock and, unless the Administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to a right of repurchase by the Company, which the Company may exercise upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason including death or disability.

4.

Restricted Stock Units: Restrictive Stock Units are awards that provide for the payment of shares of Common Stock on a deferred basis upon the satisfaction of certain service-based vesting or performance conditions. Each Restricted Stock Unit will be evidenced by an award agreement and shall be subject to such terms and conditions determined by the Administrator.

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5.

Performance Shares and Performance Units: Performance Units and Performance Shares are awards that result in a payment to a participant only if performance goals established by the Administrator are achieved or the awards otherwise vest. The Administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants and will establish a performance period during which the performance goals must be achieved, which period may not be less than one year. The performance goals may be based upon the achievement of company-wide, divisional or individual goals (including solely continued service) or such other factors determined by the Administrator. Payment for Performance Units and Performance Shares may be made in cash or in shares of Common Stock with equivalent value, or in some combination of Common Stock and cash, as determined by the Administrator. Performance Units will have an initial dollar value established by the Administrator prior to the grant date. Performance Shares will have an initial value equal to the fair market value of the Common Stock on the grant date. The Administrator also determines the number of Performance Shares and Performance Units granted to any employee. Each Performance Unit and Performance Share will be evidenced by an award agreement, and is subject to the terms and conditions determined by the Administrator.

6.

Dividend Equivalent Rights: Dividend Equivalent Rights are credits made, as determined by the Administrator, to the account of a Participant in an amount equal to the cash dividend paid on one share of Common Stock for each share represented by an award held by the Participant; provided that, no such Dividend Equivalent Rights will be paid to a Participant prior to the date of exercise, settlement, vesting or payment of the award.

7.

Other Stock Based Awards: The Administrator has the authority to grant awards under the Incentive Plan in addition to those specifically described above. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of the Common Stock (or the cash equivalent of such shares). These awards may be granted separately, in addition to, or in lieu of other awards granted under the Incentive Plan or cash awards made outside the Incentive Plan. Each Other Stock Based Award will be evidenced by an award agreement that will specify terms and conditions as the Administrator may determine.

General Terms and Conditions of Awards

8.

Transferability of Awards: The Incentive Plan does not permit the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

9.

Vesting: For purposes of the awards under the Incentive Plan (i) in the case of awards granted to an eligible employee, the award shall vest or become exercisable ratably over a period of at least three years and (ii) in the case of awards granted to an eligible director or consultant, the award shall vest or become exercisable ratably over a period of at least one year. Notwithstanding the foregoing vesting requirements, the Administrator may provide a vesting schedule that is less than the applicable period, or may shorten the vesting schedule to a period less than the otherwise applicable period, with respect to awards granted to participants in connection with their commencement of service with the Company or who retire, die or become disabled while in service with the Company, or in connection with other situations that are not in the ordinary course of business.

10.

Adjustments upon Changes in Capitalization: In the event that the Common Stock changes by reason of any dividend (excluding an ordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Company securities, or other similar change in the Company's capital structure, the Administrator may make the adjustments to the number of shares of Common Stock subject to the Incentive Plan, the maximum number of shares of Common Stock that may be issued to any individual in any fiscal year pursuant to awards, and the number and price of shares of Common Stock subject to any outstanding award.

11.

Adjustments upon Liquidation or Dissolution: In the event of the liquidation or dissolution of the Company, any unexercised award will terminate. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the award, including shares as to which the award would not otherwise be exercisable.

12.

Adjustments upon Change in Control: The Incentive Plan provides that in the event of a merger with or into another corporation or a “change in control” of the Company, including the sale of all or substantially all of the assets of the Company, the Administrator may at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Administrator may consider equitable and in the best interests of the Company.

13.

Amendment and Termination of the Incentive Plan. The Incentive Plan will automatically terminate in 2020, unless the Company terminates it sooner. In addition, the board of directors has the authority to amend, suspend or terminate the Incentive Plan, provided it does not materially impair a participant's vested rights in any outstanding award previously granted thereunder (unless the participant consents to such change), and, provided, further, any material amendment to the Incentive Plan will require shareholder approval in accordance with applicable rules under The Nasdaq Marketplace Rules.

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Annex B - FuelCell Energy, Inc. Amended & Restated 2010 Equity Incentive Plan

As Proposed to be Amended by the Stockholders on April 5, 2012

1.  Purpose of the Plan

The purpose of this FuelCell Energy, Inc. 2010 Equity Incentive Plan (the “Plan”) is to advance the interests of FuelCell Energy, Inc., a Delaware corporation (hereinafter, the “Company”), by stimulating the efforts of employees, directors and consultants who are selected to be participants, aligning the long-term interests of such participants with those of stockholders, heightening the desire of such participants to continue in working toward and contributing to the success of the Company, assisting the Company in competing effectively with other enterprises to attract, motivate and retain the best available individuals for service to the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalent Rights and other Stock Based Awards.

2.  Definitions

As used herein, the following definitions will apply:

(a)

“Administrator” means a committee of the Board authorized pursuant to Section 4 of the Plan to administer the Plan in accordance with the terms and conditions set forth herein.

(b)

“Affiliate” means, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

(c)

“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalent Rights or Other Stock Based Awards.

(e)

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)

“Awarded Stock” means the Common Stock subject to an Award.

(g)

“Board” means the Board of Directors of the Company.

(h)

“Change in Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent or more of the total voting power represented by the Company's then outstanding voting securities and within three years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or (2) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; (3) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (4) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i)

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)

“Common Stock” means the Common Stock, par value $.0001 per share, of the Company, or in the case of Performance Units and certain Other Stock Based Awards, the cash equivalent thereof.

(k)

“Company” means FuelCell Energy, Inc., a Delaware corporation, or any successor thereto.

(l)

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)

“Director” means a member of the Board.

(n)

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

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(o)

“Dividend Equivalent Right” means a credit, made at the discretion of the Administrator, that accrues to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant; provided that no such Dividend Equivalent Right shall be paid out to any Participant prior to the exercise of the Award that gives rise to such right.

(p)

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute “employment” by the Company.

(q)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)

“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)

if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)

in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator.

(s)

“Fiscal Year” means the fiscal year of the Company.

(t)

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)

“Incumbent Directors” means directors who either (i) are Directors as of the effective date of the Plan, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(v)

“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)

“Option” means a stock option granted pursuant to the Plan.

(y)

“Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(z)

“Outside Director” means a Director who is not an Employee.

(aa)

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)

“Participant” means the holder of an outstanding Award granted under the Plan.

(cc)

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement based on financial and non-financial measures that may include annual revenue, profits, earnings per share, net income, new orders, customer satisfaction, total shareholder return and other objectives determined by the Administrator. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

(dd)

“Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan giving rights to receive at a specified future date payment in cash or Common Stock, as determined by the Administrator, with respect to a specified number of shares of Common Stock based on the Company's performance during a specified period.

(ee)

“Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan giving rights to receive at a specified future date payment in cash or Common Stock, as determined by the Administrator, with respect to a specified unit based on the Company's performance during a specified period.

(ff)

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)

“Plan” means this 2010 Equity Incentive Plan.

(hh)

“Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 8, Section 11 or Section 12 of the Plan or issued pursuant to the early exercise of an Option.

(ii)

“Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Section 11 of the Plan.

(jj)

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

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(kk)

“Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)

“Service Provider” means an Employee, Director or Consultant.

(mm)

“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn)

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a SAR.

(oo)

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp)

“Unvested Awards” means Options, Restricted Stock or Other Stock Based Awards that (i) were granted to an individual in connection with such individual's position as a Service Provider and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3.  Stock Subject to the Plan

(a)

Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 7,500,000. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash, or (ii) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan.

(b)

Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to such expired, terminated or cancelled portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4.  Administration of the Plan

(a)

Procedure.

(i)

Administration. The Plan will be administered by a committee of the Board that is comprised of directors meeting (i) the “independent director” definition set forth in The Nasdaq Marketplace Rules applicable to the Company, (ii) the “non-employee director” definition set forth in Rule 16b-3 promulgated under the Exchange Act and (iii) all other Applicable Laws.

(ii)

Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, such Awards will be structured to satisfy such requirements.

(iii)

Rule 16b-3. To the extent that the Administrator determines it to be desirable and necessary to qualify Awards as exempt under Rule 16b-3 or other securities rule or regulation, the transactions contemplated hereunder will be structured to satisfy such requirements.

(iv)

Section 409A. To the extent that the Administrator determines it to be desirable and necessary, Awards will be structured and administered (including the terms and conditions of such Awards as set forth in any applicable Award Agreement) so as to enable such Awards to be exempt under Section 409A of the Code or, to the extent the Award is subject to Section 409A, to comply with the applicable substantive provisions of Section 409A.

(v)

Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)

Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board, the Administrator will have the authority, in its discretion:

(i)

to determine the Fair Market Value;

(ii)

to select the Service Providers to whom Awards may be granted hereunder;

(iii)

to determine the number of Shares to be covered by each Award granted hereunder;

(iv)

to approve forms of Award Agreements for use under the Plan;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or paid (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi)

to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)

to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(viii)

to modify or amend each Award (subject to Section 18), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

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(ix)

to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise, vesting or payment of an Award that number of Shares or cash having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)

to authorize any person to execute on behalf of the Company any instrument required to implement the grant of an Award previously granted by the Administrator;

(xi)

to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xii)

to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiii)

to determine whether Awards will be adjusted for Dividend Equivalents;

(xiv)

to create Other Stock Based Awards for issuance under the Plan;

(xv)

to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvi)

to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvii)

to make all other determinations deemed necessary or advisable for administering the Plan.

(c)

Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)

No Repricing or Exchange Program without Stockholder Approval. Without the prior approval of the Company's stockholders, no Award issued under the Plan shall be exchanged for another Award in an exchange program nor any Option otherwise have its exercise price reduced.

5.  Eligibility

Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.  Limitations

(a)

ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)

No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c)

162(m) Limitation. The following limitations shall apply to Awards under the Plan:

(i)

Option and SAR Share Annual Limit. No Service Provider will be granted, in any Fiscal Year, Options and/or SARs to purchase more than 250,000 Shares.

(ii)

Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii)

The foregoing limitations will be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15.

(iv)

If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

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7.  Stock Options

(a)

Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)

Option Exercise Price and Consideration.

(i)

Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)

In the case of an Incentive Stock Option

(A)

granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)

granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)

In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code or for the exemption from treatment as deferred compensation under Section 409A of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)

Waiting Period, Vesting, Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions, including the vesting schedule, that must be satisfied before the Option may be exercised. Any Option granted to a Participant who is not a director shall vest ratably as determined by the Administrator over a period of at least three years. Any Option granted to a Participant who is a director shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant Options with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of an outstanding Option to a period less than the applicable period set forth above, when such Options are to be granted to new hires or have been granted to retirees, Participant's with disabilities or in connection with other situations not in the ordinary course of business.

(c)

Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i)

cash;

(ii)

check;

(iii)

promissory note;

(iv)

other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v)

consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)

any combination of the foregoing methods of payment; or

(vii)

such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)

Exercise of Option.

(i)

Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the Record Date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement. Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan following the Participant's termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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(iii)

Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan following the Participant's termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)

Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant's death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e)

Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

8.  Restricted Stock

(a)

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to Section 6(c)(ii) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b)

Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)

Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)

Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)

Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)

Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)

Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)

Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

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9.  Stock Appreciation Rights

(a)

Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)

Number of Shares. Subject to Section 6(c)(i) of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c)

Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. Any SAR granted to a Participant who is not a director shall vest ratably as determined by the Administrator over a period of at least three years. Any SAR granted to a Participant who is a director shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant SARs with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of an outstanding SAR to a period less than the applicable period set forth above, when such SARs are to be granted to new hires or have been granted to retirees, Participant's with disabilities or in connection with other situations not in the ordinary course of business.

(d)

Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine; provided that each SAR shall have a term requiring exercise that is not later than ten years from the date of grant.

(e)

SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f)

Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g)

Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)

The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)

The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h)

Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

10.  Performance Units and Performance Shares

(a)

Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6(c)(ii), the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)

Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)

Performance Objectives and Other Terms. The Administrator will set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)

Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any Performance Goals for such Performance Unit/Share.

(e)

Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period as determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)

Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

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11.  Restricted Stock Units

Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

12.  Other Stock Based Awards

Other Stock Based Awards may be granted either alone or in addition to other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.

13.  Leaves of Absence

Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any authorized unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.  Non-Transferability of Awards

An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

15.  Adjustments; Dissolution or Liquidation; Change in Control

(a)

Adjustments. In the event that any dividend (excluding an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, then the Administrator shall appropriately adjust (consistent, as applicable, with Code Sections 422 and 424) the number and class of Shares which may be delivered under the Plan, the Code Section 162(m) annual share issuance limits under Section 6(c) of the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)

Change in Control. In the event of a Change in Control, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Administrator to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Administrator may consider equitable and in the best interests of the Company. Notwithstanding the foregoing, any change in Incentive Stock Options shall comply with the rules under Section 424 of the Code and no change may be made to any Award which would make the Award subject to the provisions of Section 409A of the Code.

FUELCELL ENERGY, INC. – Notice of Annual Meeting of Shareholders – 51

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16.  Date of Grant

The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.  Term of Plan

Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten years unless terminated earlier under Section 18 of the Plan.

18.  Amendment and Termination of the Plan

(a)

Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided that any material amendment to the Plan shall require shareholder approval in accordance with Rule 4350(i)(1)(A) of The Nasdaq Marketplace Rules applicable to the Company.

(b)

Effect of Amendment or Termination. Subject to Section 20 of the Plan, no amendment, alteration, suspension or termination of the Plan will materially impair the vested rights of any Participant with respect to any outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, or except as may otherwise be necessary or advisable in order to comply with the requirements of Code Section 409A. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.  Conditions Upon Issuance of Shares

(a)

Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.  Severability

Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable in a manner to the greatest extent possible to conform with the original intent of such provision, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21.  Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.  Stockholder Approval

The Plan will be subject to approval by the stockholders of the Company within twelve months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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